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                                                                     EXHIBIT 4.3






                          SALE AND SERVICING AGREEMENT



                            dated as of June 1, 1999



                                  by and among



              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION,
                                  as Depositor,



                        ABFS MORTGAGE LOAN TRUST 1999-2,
                                   as Issuer,



                         AMERICAN BUSINESS CREDIT, INC.,
                                  as Servicer,



                           CHASE BANK OF TEXAS, N.A.,
                              as Collateral Agent,



                                       and



                            THE CHASE MANHATTAN BANK,
                              as Indenture Trustee





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                  SALE AND SERVICING AGREEMENT, dated as of June 1, 1999 (this
"Agreement"), by and among PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION, a Delaware corporation, as depositor (the "Depositor"), ABFS MORTGAGE LOAN TRUST 1999-2, a Delaware statutory business trust, as issuer (the "Trust"), AMERICAN BUSINESS CREDIT, INC., a Pennsylvania corporation, as servicer (the "Servicer"), CHASE BANK OF TEXAS, N.A., a national banking association, as collateral agent (the "Collateral Agent"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as indenture trustee (the "Indenture Trustee").

                               W I T N E S S E T H

                  WHEREAS, the Depositor desires to sell to the Trust, and the Trust desires to purchase from the Depositor, the mortgage loans (the "Mortgage Loans") listed on Schedule I to this Agreement;

                  WHEREAS, immediately after such purchase, the Trust will pledge such Mortgage Loans to the Indenture Trustee pursuant to the terms of an Indenture, dated as of June 1, 1999 (the "Indenture"), between the Trust and the Indenture Trustee, and issue the ABFS Mortgage Loan Trust 1999-2, Mortgage Backed Notes (the "Notes");

                  WHEREAS, the Servicer has agreed to service the Mortgage Loans, which constitute the principal assets of the Trust;

                  WHEREAS, the Collateral Agent will hold, on behalf of the Indenture Trustee, the Mortgage Loans and certain other assets pledged to the Indenture Trustee pursuant to the Indenture; and

                  WHEREAS, Financial Security Assurance Inc. (the "Note Insurer") is intended to be a third-party beneficiary of this Agreement, and is hereby recognized by the parties hereto to as a third-party beneficiary of this Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Trust, the Depositor, the Servicer, the Collateral Agent and the Indenture Trustee hereby agree as follows:

                                   Article I.

                                   DEFINITIONS

                  Section 1.01 Certain Defined Terms. Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in Appendix I attached hereto.

                  Section 1.02 Provisions of General Application. (a) All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

                  (b) The terms defined herein and in Appendix I to the Indenture include the plural as well as the singular.

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                  (c) The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole. All references to Articles and Sections shall be deemed to refer to Articles and Sections of this Agreement.

                  (d) Any reference to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute to which reference is made and all regulations promulgated pursuant to such statutes.

                  (e) All calculations of interest with respect to the Class A-1 Notes provided for herein shall be made on the basis of a 360-day year consisting of twelve 30-day months. All calculations of interest with respect to the Class A-2 Notes provided for herein shall be on the basis of a 360-day year and the actual number of days elapsed in the related Accrual Period. All calculations of interest with respect to any Mortgage Loan provided for herein shall be made in accordance with the terms of the related Mortgage Note and Mortgage or, if such documents do not specify the basis upon which interest accrues thereon, on the basis of a 360-day year consisting of twelve 30-day months, to the extent permitted by applicable law.

                  (f) Any Mortgage Loan payment is deemed to be received on the date such payment is actually received by the Servicer; provided, however, that, for purposes of calculating distributions on the Notes, prepayments with respect to any Mortgage Loan are deemed to be received on the date they are applied in accordance with Accepted Servicing Practices consistent with the terms of the related Mortgage Note and Mortgage to reduce the outstanding Principal Balance of such Mortgage Loan on which interest accrues.

                  Section 1.03 Business Day Certificate. On the Closing Date (with respect to the calendar years 1999 and 2000) and thereafter, within fifteen (15) days prior to the end of each calendar year while this Agreement remains in effect (with respect to the succeeding calendar years), the Servicer shall provide to the Indenture Trustee and the Collateral Agent a certificate of a Servicing Officer specifying the days on which banking institutions in the Commonwealth of Pennsylvania are authorized or obligated by law, executive order or governmental decree to be closed.

                                  Article II.

                    SALE AND CONVEYANCE OF THE MORTGAGE LOANS

                  Section 2.01 Purchase and Sale of Initial Mortgage Loans. The Depositor does hereby sell, transfer, assign, set over and convey to the Trust, without recourse, but subject to the terms and provisions of this Agreement, all of the right, title and interest of the Depositor in and to the Initial Mortgage Loans, including the outstanding principal of, and interest due on, such Initial Mortgage Loans listed on Schedule I attached hereto, and all other assets included or to be included in the Trust Estate. In connection with such transfer and assignment, and pursuant to Section 2.07 of the Unaffiliated Seller's Agreement, the Depositor does hereby also irrevocably transfer, assign, set over and otherwise convey to the Trust all of its rights under the Unaffiliated Seller's Agreement, including, without limitation, its right to exercise the remedies created by Sections 2.06 and 3.05 of the Unaffiliated Seller's Agreement for defective documentation and for breaches of representations and warranties, agreements and covenants of the Unaffiliated Seller and the Originators contained in Sections 3.01, 3.02 and 3.03 of the Unaffiliated Seller's Agreement.


                                       2

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                  Section 2.02 Purchase and Sale of Subsequent Mortgage Loans.
(a) Subject to the satisfaction of the conditions set forth in Section 2.14(b) of the Indenture, in consideration of the Trust's delivery on the related Subsequent Transfer Dates to or upon the order of the Depositor of all or a portion of the balance of funds in the related Pre-Funding Account, the Depositor shall on any Subsequent Transfer Date sell, transfer, assign, set over and convey to the Trust without recourse, but subject to terms and provisions of this Agreement, all of the right, title and interest of the Depositor in and to the Subsequent Mortgage Loans in the related Pool, including the outstanding principal of, and interest due on, such Subsequent Mortgage Loans, and all other assets included or to be included in the Trust Estate. In connection with such transfer and assignment, and pursuant to Section 2.07 of the Unaffiliated Seller's Agreement, the Depositor will also irrevocably transfer, assign, set over and otherwise convey to the Trust all of its rights under the Unaffiliated Seller's Agreement and the related Subsequent Transfer Agreement, including, without limitation, its right to exercise the remedies created by Sections 2.06 and 3.05 of the Unaffiliated Seller's Agreement for defective documentation and for breaches of representations and warranties, agreements and covenants of the Unaffiliated Seller and the Originators contained in Sections 3.01, 3.02 and
3.03 of the Unaffiliated Seller's Agreement.

                  The amount released from a Pre-Funding Account with respect to a transfer of Subsequent Mortgage Loans to the related Pool shall be one-hundred percent (100%) of the Aggregate Principal Balances of the Subsequent Mortgage Loans so transferred, as of the related Subsequent Cut-Off Date.

                  (b) In connection with the transfer and assignment of the Subsequent Mortgage Loans to the Trust, the Depositor shall cause the Unaffiliated Seller to satisfy the document delivery requirements set forth in
Section 2.05 hereof.

                  (c) For any Subsequent Mortgage Loan that has a first Due Date that occurs later than the last day of the Due Period following the Due Period in which the Subsequent Mortgage Loan was sold to the Trust, on each applicable Servicer Distribution Date, the Servicer will deposit into the Distribution Account 30 days' interest at the related Mortgage Interest Rate, net of the Servicing Fee, for each month after the month in which the Subsequent Transfer occurs until, but not including, the month in which such first Due Date occurs.

                  Section 2.03 Purchase Price. On the Closing Date, as full consideration for the Depositor's sale of the Initial Mortgage Loans to the Trust, the Underwriter, on behalf of the Trust, will deliver to, or at the direction of, the Depositor (i) an amount in cash equal to the sum of (A) 99.65% and 99.65% of the Original Note Principal Balance as of the Closing Date of the Class A-1 Notes and the Class A-2 Notes, respectively, plus (B) accrued interest on the Original Note Principal Balance of the Class A-1 Notes at the rate of 7.130% per annum from (and including) June 1, 1999 to (but not including) the Closing Date, minus (C) the Original Pre-Funded Amount and the Original Capitalized Interest Amount each Class of Notes, payable by wire transfer of same day funds, and (ii) the Trust Certificates to be issued pursuant to the Trust Agreement.

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                  Section 2.04 Possession of Mortgage Files; Access to Mortgage
Files. (a) Upon the receipt by the Depositor, or its designee, of the purchase price for the Initial Mortgage Loans set forth in Section 2.03 hereof and the issuance of the Notes pursuant to the Indenture, the ownership of each Mortgage Note, each Mortgage and the contents of the Mortgage File related to each Initial Mortgage Loan will be vested in the Trust, and will be pledged to the Indenture Trustee, for the benefit of the Noteholders and the Note Insurer.

                  (b) Pursuant to Section 2.05 hereof and Section 2.05 of the Unaffiliated Seller's Agreement, the Unaffiliated Seller has delivered or caused to be delivered the Indenture Trustee's Mortgage File related to each Initial Mortgage Loan to the Collateral Agent, on behalf of the Indenture Trustee.

                  (c) The Collateral Agent will be the custodian, on behalf of the Indenture Trustee, to hold the Indenture Trustee's Mortgage Files in trust for the benefit of all present and future Noteholders and the Note Insurer. In the event the Collateral Agent resigns or is removed, the Indenture Trustee shall either (x) hold the Indenture Trustee's Mortgage Files, or (y) appoint a successor Collateral Agent to hold the Indenture Trustee's Mortgage Files as set forth in Section 9.08 hereof.

                  (d) The Collateral Agent shall afford the Depositor, the Trust, the Note Insurer and the Servicer reasonable access to all records and documentation regarding the Mortgage Loans relating to this Agreement, such access being afforded at customary charges, upon reasonable prior written request and during normal business hours at the offices of the Collateral Agent.

                  Section 2.05 Delivery of Mortgage Loan Documents. (a) In connection with the transfer and assignment of the Mortgage Loans, the Depositor shall on or before the Closing Date, with respect to the Initial Mortgage Loans, and shall on or before the Subsequent Transfer Date with respect to Subsequent Mortgage Loans, deliver, or cause the Unaffiliated Seller to deliver, to the Collateral Agent, on behalf of the Indenture Trustee (as pledgee of the Trust pursuant to the Indenture), the following documents or instruments with respect to each Mortgage Loan so transferred or assigned:

                  (i) the original Mortgage Note, endorsed without recourse in blank by the related Originator, including all intervening endorsements showing a complete chain of endorsement;

                  (ii) the related original Mortgage with evidence of recording indicated thereon or a copy thereof certified by the applicable recording office;

                  (iii) the recorded mortgage assignment, or copy thereof certified by the applicable recording office, if any, showing a complete chain of assignment from the originator of the related Mortgage Loan to the related Originator (which assignment may, at such Originator's option, be combined with the assignment referred to in subpart (iv) hereof, in which case it must be in recordable form, but need not have been previously recorded);

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                  (iv) a mortgage assignment in recordable form (which, if
     acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments) of each Mortgage from the related Originator to the Indenture Trustee;

                  (v) originals of all assumption, modification and substitution agreements in those instances where the terms or provisions of a Mortgage or Mortgage Note have been modified or such Mortgage or Mortgage Note has been assumed; and

                  (vi) an original title insurance policy (or (A) a copy of the title insurance policy, or (B) a binder thereof or copy of such binder together with a certificate from the related Originator that the original Mortgage has been delivered to the title insurance company that issued such binder for recordation).

                  In instances where the original recorded Mortgage and a completed assignment thereof in recordable form cannot be delivered by the related Originator to the Unaffiliated Seller, and by the Unaffiliated Seller to the Collateral Agent, on behalf of the Indenture Trustee prior to or concurrently with the execution and delivery of this Agreement (or, with respect to Subsequent Mortgage Loans, prior to or on the related Subsequent Transfer
Date), due to a delay in connection with recording, the related Originator may:

                  (x) in lieu of delivering such original recorded Mortgage, deliver to the Collateral Agent, on behalf of the Indenture Trustee, a copy thereof; provided, that the related Originator certifies that the original Mortgage has been delivered to a title insurance company for recordation after receipt of its policy of title insurance or binder therefor; and

                  (y) in lieu of delivering the completed assignment in recordable form, deliver to the Collateral Agent, on behalf of the Indenture Trustee, the assignment in recordable form, otherwise complete except for recording information.

                  The Collateral Agent, on behalf of the Indenture Trustee, shall promptly upon receipt thereof, with respect to each Mortgage Note described in Section 2.05(a)(i) hereof and each assignment described in Section 2.05(a)(iv) hereof, endorse such Mortgage Note and assignment as follows: "The Chase Manhattan Bank, as Indenture Trustee under the Indenture dated as of June 1, 1999, ABFS Mortgage Loan Trust 1999-2."

                  (b) As promptly as practicable, but in any event within thirty
(30) days from the Closing Date or the Subsequent Transfer Date, as applicable, the Unaffiliated Seller shall promptly submit, or cause to be submitted by the related Originator, for recording in the appropriate public office for real property records, each assignment referred to in Section 2.05(a)(iv). The Collateral Agent, on behalf of the Indenture Trustee, shall retain a copy of each assignment submitted for recording. In the event that any such assignment is lost or returned unrecorded because of a defect therein, the Unaffiliated Seller or such Originator shall promptly prepare a substitute assignment or cure such defect, as the case may be, and thereafter the Unaffiliated Seller or such Originator shall submit each such assignment for recording. The costs relating to the delivery and recordation of the documents in connection with the Mortgage Loans as specified in this Article II shall be borne by the Unaffiliated Seller.


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                  (c) The Unaffiliated Seller or the related Originator shall, within five (5) Business Days after the receipt thereof, deliver, or cause to be delivered, to the Collateral Agent, on behalf of the Indenture Trustee: (i) the original recorded Mortgage and related power of attorney, if any, in those instances where a copy thereof certified by the related Originator was delivered to the Collateral Agent, on behalf of the Indenture Trustee; (ii) the original recorded assignment of Mortgage from the related Originator to the Indenture Trustee, which, together with any intervening assignments of Mortgage, evidences a complete chain of assignment from the originator of the Mortgage Loan to the Indenture Trustee, in those instances where copies of such assignments certified by the related Originator were delivered to the Collateral Agent, on behalf of the Indenture Trustee, and (iii) the title insurance policy or title opinion required in Section 2.05(a)(vi). The Collateral Agent shall review the recorded assignment to confirm the information contained therein. The Collateral Agent shall notify Indenture Trustee, the Note Insurer and the Servicer, of any defect in such assignment based on such review. The Servicer shall have a period of sixty (60) days following such notice to correct or cure such defect. In the event that the Servicer fails to record an assignment of a Mortgage as provided herein, the Collateral Agent shall, at the Servicer's expense, use reasonable efforts to prepare and, if required hereunder, file such assignments for recordation in the appropriate real property or other records and the Servicer hereby appoints the Collateral Agent as its attorney-in-fact with full power and authority acting in its stead for the purpose of such preparation, execution and filing.

                  Notwithstanding anything to the contrary contained in this
Section 2.05, in those instances where the public recording office retains the original Mortgage, power of attorney, if any, assignment or assignment of Mortgage after it has been recorded or such original has been lost, the Unaffiliated Seller or the related Originator shall be deemed to have satisfied its obligations hereunder upon delivery to the Collateral Agent, on behalf of the Indenture Trustee, of a copy of such Mortgage, power of attorney, if any, assignment or assignment of Mortgage certified by the public recording office to be a true copy of the recorded original thereof.

                  From time to time the Unaffiliated Seller or the related Originator may forward, or cause to be forwarded, to the Collateral Agent, on behalf of the Indenture Trustee, additional original documents evidencing any assumption or modification of a Mortgage Loan.

                  (d) All original documents relating to the Mortgage Loans that are not delivered to the Collateral Agent, on behalf of the Indenture Trustee, as permitted by Section 2.05(a) hereof are, and shall be, held by the Servicer, the Unaffiliated Seller or the related Originator, as the case may be, in trust for the benefit of the Indenture Trustee, on behalf of the Noteholders and the
Note Insurer. In the event that any such original document is required pursuant to the terms of this Section 2.05 to be a part of an Indenture Trustee's Mortgage File, such document shall be delivered promptly to the Collateral Agent, on behalf of the Indenture Trustee. From and after the sale of the Mortgage Loans to the Trust pursuant hereto, to the extent that the Unaffiliated Seller or the related Originator retains legal title of record to any Mortgage Loans prior to the vesting of legal title in the Trust, such title shall be retained in trust for the Trust as the owner of the Mortgage Loans, and the Indenture Trustee, as the pledgee of the Trust under the Indenture. In acting as custodian of any original document which is part of the Indenture Trustee's Mortgage Files, the Servicer agrees further that it does not and will not have or assert any beneficial ownership interest in the related Mortgage Loans or the Mortgage Files. Promptly upon the Servicer's receipt of any such original document, the Servicer, on behalf of the Trust, shall mark conspicuously each such original document, and its master data processing records with a legend evidencing that the Trust has purchased the related Mortgage Loan and all right and title thereto and interest therein, and pledged such Mortgage Loan and all right and title thereto and interest therein to the Indenture Trustee, on behalf of the Noteholders and the Note Insurer.

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      Section 2.06 Acceptance of the Trust Estate; Certain Substitutions;
Certification by the Collateral Agent. (a) The Indenture Trustee agrees to execute and deliver to the Depositor, the Note Insurer, the Collateral Agent and the Servicer on or prior to the Closing Date an acknowledgement of receipt of the Note Insurance Policy in the form attached as Exhibit B hereto.

                  (b) The Collateral Agent, on behalf of the Indenture Trustee, agrees to:

                  (i) execute and deliver to the Depositor, the Note Insurer, the Indenture Trustee, the Servicer and the Unaffiliated Seller, on or prior to the Closing Date or any Subsequent Transfer Date, as applicable, with respect to each Mortgage Loan transferred on such date, an acknowledgement of receipt of the Mortgage File containing the original Mortgage Note (with any exceptions noted), in the form attached as Exhibit C hereto, and declares that it will hold such documents and any amendments, replacements or supplements thereto, as well as any other assets included in the definition of Trust Estate and delivered to the Collateral Agent, on behalf of the Indenture Trustee, in trust upon and subject to the conditions set forth herein, for the benefit of the Noteholders and the
     Note Insurer.

                  (ii) to review (or cause to be reviewed) each Indenture Trustee's Mortgage File within thirty (30) days after the Closing Date or any Subsequent Transfer Date, as applicable (or, with respect to any Qualified Substitute Mortgage Loans, within thirty (30) days after the receipt by the Collateral Agent, on behalf of the Indenture Trustee, thereof), and to deliver to the Unaffiliated Seller, the Servicer, the Depositor, the Indenture Trustee and the Note Insurer a certification, in the form attached hereto as Exhibit D, to the effect that, except as otherwise noted, as to each Mortgage Loan listed in the related Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), (i) all documents required to be delivered to it pursuant to Section 2.05 are in its possession, (ii) each such document has been reviewed by it and has not been mutilated, damaged, torn or otherwise physically altered (handwritten additions, changes or corrections shall not constitute physical alteration if they reasonably appear to have been initialed by the Mortgagor), appears regular on its face and relates to such Mortgage Loan, and (iii) based on its examination and only as to the foregoing documents, the information set forth on the Mortgage Loan Schedule as to the information set forth in (i), (ii), (v) and (vi) of the definition of "Mortgage Loan Schedule" accurately reflects the information set forth in the Indenture Trustee's Mortgage File delivered on such date.

                  (iii) to review (or cause to be reviewed) each Indenture Trustee's Mortgage File within ninety (90) days after the Closing Date or any Subsequent Transfer Date, as applicable (or, with respect to any Qualified Substitute Mortgage Loans, within ninety (90) days after the receipt by the Collateral Agent, on behalf of the Indenture Trustee, thereof), and to deliver to the Unaffiliated Seller, the Servicer, the Depositor, the Indenture Trustee, the Rating Agencies and the Note Insurer a certification in the form attached hereto as Exhibit E to the effect that, except as otherwise noted, as to each Mortgage Loan listed in the related Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), (i) all documents required to be delivered to it pursuant to Section 2.05 are in its possession, (ii) each such document has been reviewed by it and has not been mutilated, damaged, torn or otherwise physically altered (handwritten additions, changes or corrections shall not constitute physical alteration if they reasonably appear to be initialed by the Mortgagor), appears regular on its face and relates to such Mortgage Loan, and (iii) based on its examination and only as to the foregoing documents, the information set forth in the definition of "Mortgage Loan Schedule" accurately reflects the information set forth in the Indenture Trustee's Mortgage File delivered on such date.

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

                  In performing any such review, the Collateral Agent may conclusively rely on the Unaffiliated Seller as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Collateral Agent's review of the Indenture Trustee's Mortgage Files is limited solely to confirming that the documents listed in Section 2.05 have been executed and received and relate to the Indenture Trustee's Mortgage Files identified in the related Mortgage Loan Schedule. The Collateral Agent shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face.

                  (c) If the Collateral Agent during the process of reviewing the Indenture Trustee's Mortgage Files finds any document constituting a part of a Indenture Trustee's Mortgage File which is not executed, has not been received, is unrelated to the Mortgage Loan identified in the related Mortgage Loan Schedule, or does not conform to the requirements of Section 2.05 or the description thereof as set forth in the related Mortgage Loan Schedule, the Collateral Agent shall promptly so notify the Servicer, the Unaffiliated Seller, the Originators, the Note Insurer and the Indenture Trustee. Pursuant to Section 2.06(b) of the Unaffiliated Seller's Agreement, the Unaffiliated Seller and the Originators have agreed to use reasonable efforts to cause to be remedied a material defect in a document constituting part of an Indenture Trustee's Mortgage File of which it is so notified by the Collateral Agent. If, however, within sixty (60) days after the Collateral Agent's notice to it respecting such defect the Unaffiliated Seller or the Originators have not caused to be remedied the defect and the defect materially and adversely affects the interest of the Noteholders and the Note Insurer in the related Mortgage Loan, the Unaffiliated Seller and the Originators will be obligated, pursuant to Section 3.05 of the Unaffiliated Seller's Agreement, to either (i) substitute in lieu of such Mortgage Loan a Qualified Substitute Mortgage Loan in the manner and subject to the conditions set forth in Section 3.05 of the Unaffiliated Seller's Agreement or (ii) purchase such Mortgage Loan at a purchase price equal to the Loan Repurchase Price. Upon receipt by the Collateral Agent and the Indenture Trustee of a certification, in the form attached hereto as Exhibit F, of a Servicing Officer of such substitution or purchase and, in the case of a substitution, upon receipt by the Collateral Agent, on behalf of the Indenture Trustee, of the related Indenture Trustee's Mortgage File, and the deposit of the amounts described above in the Collection Account, the Collateral Agent shall release to the Servicer for release to the Unaffiliated Seller the related Indenture Trustee's Mortgage File and the Indenture Trustee shall execute, without recourse, and deliver such instruments of transfer furnished by the Unaffiliated Seller as may be necessary to transfer such Mortgage Loan to the Unaffiliated Seller. The Collateral Agent shall notify the Indenture Trustee, who shall notify the Note Insurer if the Unaffiliated Seller fails to repurchase or substitute for a Mortgage Loan in accordance with the foregoing.

                  Section 2.07 Grant of Security Interest. (a) It is intended that the conveyance of the Mortgage Loans and other property by the Depositor to the Trust as provided in this Article II be, and be construed as, a sale of the Mortgage Loans and such other property by the Depositor to the Trust. It is, further, not intended that such conveyance be deemed a pledge of the Mortgage Loans or such other property by the Depositor to the Trust to secure a debt or other obligation of the Depositor. However, in the event that the Mortgage Loans or any of such other property are held to be property of the Depositor, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or any of such other property, then it is intended that: (i) this Agreement shall also be deemed to be a security agreement within the meaning of the Uniform Commercial Code; (ii) the conveyance provided for in this
Article II shall be deemed to be a grant by the Depositor to the Trust of a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans and such other property and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including, without limitation, all amounts from time to time held or invested in the Distribution Account, whether in the form of cash, instruments, securities or other property; (iii) the possession by the Collateral Agent, on behalf of the Indenture Trustee, of the Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to the Uniform Commercial Code; and (iv) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from financial intermediaries, bailees or agents, as applicable, of the Indenture Trustee for the purpose of perfecting such security interest under applicable law. The Depositor, the Servicer, on behalf of the Trust, the Collateral Agent and the Indenture Trustee, shall, to the extent consistent with this Agreement, take such actions as may be reasonably necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans or any of such other property, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.

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                  (b) The Unaffiliated Seller, the Depositor and the Servicer
shall take no action inconsistent with the Trust's ownership of the Trust Estate and each shall indicate or shall cause to be indicated in its records and records held on its behalf that ownership of each Mortgage Loan and the other assets in the Trust Estate are held by the Collateral Agent, on behalf of the Indenture Trustee, for the benefit of the Noteholders and the Note Insurer. In addition, the Unaffiliated Seller, the Depositor and the Servicer shall respond to any inquiries from third parties with respect to ownership of a Mortgage Loan or any other asset in the Trust Estate by stating that it is not the owner of such asset and that the Trust is the owner of such Mortgage Loan or other asset in the Trust Estate, which is held by the Collateral Agent, on behalf of the Indenture Trustee, for the benefit of the Noteholders and the Note Insurer.

                  Section 2.08 Further Action Evidencing Assignments. (a) The Servicer agrees that, from time to time, at its expense, it shall cause the Unaffiliated Seller to (and the Depositor on behalf of itself also agrees that it shall), promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or appropriate, or that the Servicer, the Indenture Trustee or the Collateral Agent may reasonably request, in order to perfect, protect or more fully evidence the transfer of ownership of the Mortgage Loans and other assets in the Trust Estate or to enable the Collateral Agent, on behalf of the Indenture Trustee, to exercise or enforce any of its rights hereunder. Without limiting the generality of the foregoing, the Servicer and the Depositor will, upon the request of the Servicer, the Indenture Trustee or the Collateral Agent execute and file (or cause to be executed and filed) such real estate filings, financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate.

                  (b) The Depositor hereby grants to the Servicer, the Indenture Trustee and the Collateral Agent powers of attorney to execute all documents on its behalf under this Agreement and the Unaffiliated Seller's Agreement as may be necessary or desirable to effectuate the foregoing.

                  Section 2.09 Assignment of Agreement. The Depositor hereby acknowledges and agrees that the Trust may assign its interest under this Agreement to the Indenture Trustee, for the benefit of the Noteholders and the
Note Insurer, as may be required to effect the purposes of the Indenture, without further notice to, or consent of, the Depositor, and the Indenture Trustee shall succeed to such of the rights and obligations of the Trust hereunder as shall be so assigned. The Trust shall, pursuant to the Indenture, assign all of its right, title and interest in and to the Mortgage Loans and its right to exercise the remedies created by Section 2.06 and 3.05 of the Unaffiliated Seller's Agreement for breaches of the representations, warranties, agreements and covenants of the Unaffiliated Seller or the Originators contained in Sections 2.05, 2.06, 3.02 and 3.03 of the Unaffiliated Seller's Agreement, assign such right, title and interest to the Indenture Trustee, for the benefit of the Noteholders and the Note Insurer. The Depositor agrees that, upon such assignment to the Indenture Trustee, such representations, warranties, agreements and covenants will run to and be for the benefit of the Indenture Trustee and the Indenture Trustee may enforce, without joinder of the Depositor or the Trust, the repurchase obligations of the Unaffiliated Seller and the Originators set forth herein with respect to breaches of such representations, warranties, agreements and covenants.

                                  Article III.

                         REPRESENTATIONS AND WARRANTIES

Section 3.01 Representations of the Servicer. The Servicer hereby represents and warrants to the Indenture Trustee, the Depositor, the Collateral Agent, the Trust, the Note Insurer and the Noteholders as of the Closing Date and during the term of this Agreement that:

                  (a) Each of the Servicer and the Subservicers is duly organized, validly existing and in good standing under the laws of their respective states of incorporation and has the power to own its assets and to transact the business in which it is currently engaged. Each of the Servicer and the Subservicers is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it or the performance of its obligations hereunder requires such qualification and in which the failure so to qualify could reasonably be expected to have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Servicer or the Subservicers or the performance of their respective obligations hereunder;

                  (b) The Servicer has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement, and assuming the due authorization, execution and delivery hereof by the other parties hereto constitutes, or will constitute, the legal, valid and binding obligation of the Servicer, enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                  (c) The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency which consent already has not been obtained in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except such as have been obtained prior to the Closing Date;

                  (d) The execution, delivery and performance of this Agreement by the Servicer will not violate any provision of any existing law or regulation or any order or decree of any court or the charter or bylaws of the Servicer, or constitute a breach of any mortgage, indenture, contract or other Agreement to which the Servicer is a party or by which it may be bound;

                  (e) There is no action, suit, proceeding or investigation pending or threatened against the Servicer or the Subservicers which, either in any one instance or in the aggregate, is, in the Servicer's judgment, likely to result in any material adverse change in the business, operations, financial condition, properties, or assets of the Servicer or the Subservicers, or in any material impairment of the right or ability of any of them to carry on its business substantially as now conducted, or in any material liability on the part of any of them, or which would draw into question the validity of this Agreement, the Notes, or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Servicer or the Subservicers contemplated herein or therein, or which would be likely to impair materially the ability of the Servicer or the Subservicers to perform their respective obligations hereunder;

                  (f) Neither this Agreement nor any statement, report, or other document furnished by the Servicer or the Subservicers pursuant to this Agreement or in connection with the transactions contemplated hereby, including, without limitation, the sale or placement of the Notes, contains any untrue statement of fact provided by or on behalf of the Servicer or omits to state a fact necessary to make the statements provided by or on behalf of the Servicer contained herein or therein not misleading:

                  (g) The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement; and

                  (h) None of the Servicer or the Subservicers is an "investment company" or a company "controlled by an investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  It is understood and agreed that the representations, warranties and covenants set forth in this Section 3.01 shall survive the delivery of the respective Indenture Trustee's Mortgage Files to the Collateral Agent, on behalf of the Indenture Trustee or to another custodian, as the case may be, and inure to the benefit of the Indenture Trustee.

                  Section 3.02 Representations, Warranties and Covenants of the Depositor. The Depositor hereby represents, warrants and covenants to the Indenture Trustee, the Trust, the Collateral Agent and the Servicer that as of the date of this Agreement or as of such date specifically provided herein:

                  (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

                  (b) The Depositor has the corporate power and authority to convey the Mortgage Loans and to execute, deliver and perform, and to enter into and consummate transactions contemplated by this Agreement;

                  (c) This Agreement has been duly and validly authorized, executed and delivered by the Depositor, all requisite corporate action having been taken, and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes or will constitute the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                  (d) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Depositor with this Agreement or the consummation by the Depositor of any of the transactions contemplated hereby, except as have been made on or prior to the Closing Date;

                  (e) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, (i) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under (A) the charter or bylaws of the Depositor, or (B) of any term, condition or provision of any material indenture, deed of trust, contract or other agreement or instrument to which the Depositor or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound; (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Depositor of any court or governmental authority having jurisdiction over the Depositor or its subsidiaries; or (iii) results in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans;

                  (f) There are no actions, suits or proceedings before or against or investigations of, the Depositor pending, or to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal, and no notice of any such action, which, in the Depositor's reasonable judgment, might materially and adversely affect the performance by the Depositor of its obligations under this Agreement, or the validity or enforceability of this Agreement; and

                  (g) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency that may materially and adversely affect its performance hereunder.

                  It is understood and agreed that the representations, warranties and covenants set forth in this Section 3.02 shall survive delivery of the respective Indenture Trustee's Mortgage Files to the Collateral Agent, on behalf of the Indenture Trustee or to another custodian, as the case may be, and shall inure to the benefit of the Indenture Trustee.

                  Section 3.03 Representations, Warranties and Covenants of the Collateral Agent. The Collateral Agent hereby represents, warrants and covenants to the Indenture Trustee, the Trust, the Servicer and the Depositor that as of the date of this Agreement or as of such date specifically provided herein:

                  (a) The Collateral Agent is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America;

                  (b) The Collateral Agent has the corporate power and authority to execute, deliver and perform, and to enter into and consummate transactions contemplated by this Agreement; and

                  (c) This Agreement has been duly and validly authorized, executed and delivered by the Collateral Agent, all requisite corporate action having been taken, and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes or will constitute the legal, valid and binding agreement of the Collateral Agent, enforceable against the Collateral Agent in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                  It is understood and agreed that the representations, warranties and covenants set forth in this Section 3.03 shall survive delivery of the respective Indenture Trustee's Mortgage Files to the Collateral Agent, on behalf of the Indenture Trustee or to another custodian, as the case may be, and shall inure to the benefit of the Indenture Trustee.

                  Section 3.04 Representations, Warranties and Covenants of the Indenture Trustee. The Indenture Trustee hereby represents, warrants and covenants to the Collateral Agent, the Trust, the Servicer and the Depositor that as of the date of this Agreement or as of such date specifically provided herein:

                  (a) The Indenture Trustee is a banking corporation duly organized, validly existing and in good standing under the laws of the State of New York;

                  (b) The Indenture Trustee has the corporate power and authority to execute, deliver and perform, and to enter into and consummate transactions contemplated by this Agreement;

                  (c) This Agreement has been duly and validly authorized, executed and delivered by the Indenture Trustee, all requisite corporate action having been taken, and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes or will constitute the legal, valid and binding agreement of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                  It is understood and agreed that the representations, warranties and covenants set forth in this Section 3.04 shall survive delivery of the respective Indenture Trustee's Mortgage Files to the Collateral Agent, on behalf of the Indenture Trustee or to another custodian, as the case may be.

                                  Article IV.

                               THE MORTGAGE LOANS

                  Section 4.01 Representations and Warranties Concerning the Mortgage Loans. With respect to each Mortgage Loan, the Depositor hereby assigns to the Trust, pursuant to Section 2.07 of the Unaffiliated Seller's Agreement, the representations, warranties and covenants of the Unaffiliated Seller and the Originators set forth in Sections 3.01, 3.02 and 3.03 of the Unaffiliated Seller's Agreement. Such representations, warranties and covenants are made or deemed to be made (x) with respect to the Initial Mortgage Loans, as of the Initial Cut-Off Date and (y) with respect to the Subsequent Mortgage Loans, as of the related Subsequent Cut-Off Date.

                  Section 4.02 Purchase and Substitution. (a) It is understood and agreed that the representations and warranties set forth in Sections 3.01,
3.02 and 3.03 of the Unaffiliated Seller's Agreement shall survive the purchase by the Depositor of the Mortgage Loans, the subsequent transfer thereof by the Depositor to the Trust, the subsequent pledge thereof by the Trust to the Indenture Trustee, for the benefit of the Noteholders and the Notes Insurer, and the delivery of the Notes to the Noteholders, and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement or the Unaffiliated Seller's Agreement.

                  (b) Upon discovery by the Unaffiliated Seller, the Depositor, the Servicer, any Subservicer, the Indenture Trustee, the Collateral Agent, the
Note Insurer or a Noteholder of a breach of any of the representations and warranties in Sections 3.01, 3.02 or 3.03 of the Unaffiliated Seller's Agreement which materially and adversely affects the value of the Mortgage Loans or the interest of the Noteholders or the Note Insurer, or which materially and adversely affects the interests of the Note Insurer or the Noteholders in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan (notwithstanding that such representation and warranty was made to the Unaffiliated Seller's or the Originator's best knowledge), the party discovering such breach or failure shall promptly (and in any event within five (5) days of the discovery) give written notice thereof to the others. Within sixty (60) days of the earlier of its discovery or its receipt of notice of any breach of a representation or warranty, the Servicer shall, or shall cause the Unaffiliated Seller or an Originator to, (a) promptly cure such breach in all material respects, (b) purchase such Mortgage Loan on the next succeeding Servicer Distribution Date, in the manner and at the price specified in Section 2.06(b) and this Section 4.02, or (c) remove such Mortgage Loan from the Trust Estate (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner specified in
Section 2.06(b) and this Section 4.02. The Collateral Agent shall give prompt written notice to the Indenture Trustee, who shall deliver such notice to the
Note Insurer and the Rating Agencies of any repurchase or substitution made pursuant to this Section 4.02 or Section 2.06(b).

                  (c) As to any Deleted Mortgage Loan for which the Unaffiliated Seller substitutes a Qualified Substitute Mortgage Loan or Loans, the Servicer shall cause the Unaffiliated Seller or an Originator, as applicable, to effect such substitution by delivering to the Indenture Trustee a certification, in the form attached hereto as Exhibit F, executed by a Servicing Officer, and the documents described in Sections 2.05(a)(i)-(vi) for such Qualified Substitute Mortgage Loan or Loans.

                  (d) The Servicer shall deposit in the Distribution Account all payments received in connection with such Qualified Substitute Mortgage Loan or Loans after the date of such substitution. Monthly Payments received with respect to Qualified Substitute Mortgage Loan or Loans on or before the date of substitution will be retained by the Unaffiliated Seller. The Trust will own all payments received on the Deleted Mortgage Loan on or before the date of substitution, and the Unaffiliated Seller shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Servicer shall give written notice to the Indenture Trustee, the Collateral Agent and the Note Insurer that such substitution has taken place and shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects.

                  (e) [Reserved];

                  (f) It is understood and agreed that the obligations of the Unaffiliated Seller and the Originators set forth in Sections 2.06 and 3.05 of the Unaffiliated Seller's Agreement to, and the Servicer's obligation set forth in this Section 4.02 to cause the Unaffiliated Seller and the Originators to, cure, purchase or substitute for a defective Mortgage Loan, or to indemnify as described in Section 3.05(g) of the Unaffiliated Seller's Agreement, constitute the sole remedies of the Indenture Trustee, the Collateral Agent, the Note Insurer and the Noteholders respecting a breach of the representations and warranties of the Unaffiliated Seller and the Originators set forth in Sections 3.01, 3.02 and 3.03 of the Unaffiliated Seller's Agreement.

                  (g) Pursuant to Section 3.05(g) of the Unaffiliated Seller's Agreement, the Unaffiliated Seller and the Originators shall be obligated to indemnify the Indenture Trustee, the Trust, the Owner Trustee, the Collateral Agent, the Noteholders and the Note Insurer for any third party claims arising out of a breach by the Unaffiliated Seller or the related Originator of representations or warranties regarding the Mortgage Loans.

                  (h) Pursuant to Section 3.05(h) of the Unaffiliated Seller's Agreement, the Unaffiliated Seller and each of the Originators shall be jointly and severally responsible for any repurchase, cure or substitution obligation of the Unaffiliated Seller or any of the Originators under this Agreement, the Unaffiliated Seller's Agreement or the Indenture.

                                   Article V.

               ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

                  Section 5.01 The Servicer. The Servicer shall service and administer the Mortgage Loans in accordance with the Accepted Servicing Practices and shall have full power and authority to do any and all things not inconsistent therewith in connection with such servicing and administration which it may deem necessary or desirable subject to the limitations set forth in this Agreement. The Indenture Trustee shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered by the Indenture Trustee, to execute and deliver, on behalf of itself, the Noteholders and the Indenture Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, and to effect such modifications, waivers, indulgences and other like matters as are in its judgment necessary or desirable, with respect to the Mortgage Loans and the Mortgaged Properties and the servicing and administration thereof. The Servicer shall notify the Indenture Trustee of any such waiver, release, discharge, modification, indulgence or other such matter by delivering to the Indenture Trustee an Officer's Certificate certifying that such agreement is in compliance with this Section 5.01 together with the original copy of any written agreement or other document executed in connection therewith, all of which written agreements or documents shall, for all purposes, be considered a part of the related Indenture Trustee's Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Notwithstanding anything in this Agreement to the contrary, the Servicer shall not permit any modification with respect to any Mortgage Loan unless (i) the modifications do not decrease the Mortgage Interest Rate, reduce or increase the principal balance, decrease the lien priority, increase the current LTV above the lessor of the current LTV or the original LTV, or change the final maturity date on or of such Mortgage Loan and (ii) the Note Insurer consents to such modifications in writing; provided, however, that the Servicer shall be permitted to extend the final maturity date on a Mortgage Loan by 180 days or less without the consent of the Note Insurer.

                  The relationship of the Servicer (and of any successor to the Servicer as servicer under this Agreement) to the Indenture Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

                  Section 5.02 Collection of Certain Mortgage Loan Payments; Collection Account. (a) The Servicer shall make its reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow Accepted Servicing Practices. Consistent with the foregoing, the Servicer may in its discretion waive any assumption fees or other fees which may be collected in the ordinary course of servicing such Mortgage Loans.

                  (b) The Servicer shall establish and maintain, in the name of the Indenture Trustee, the Collection Account, in trust for the benefit of the Noteholders and the Note Insurer. The Collection Account shall be established and maintained as an Eligible Account.

                  (c) The Servicer shall deposit in the Collection Account any amounts representing Monthly Payments on the Mortgage Loans due or to be applied as of a date after the Cut-Off Date, and thereafter, on each Business Day (except as otherwise permitted herein), the following payments and collections received or made by it (other than in respect of principal collected and interest due on the Mortgage Loans on or before the Cut-Off Date):

                  (i) payments of interest on the Mortgage Loans;

                  (ii) payments of principal of the Mortgage Loans;

                  (iii) the Loan Repurchase Price of Mortgage Loans repurchased pursuant to Sections 2.06, 4.02 or 5.05;

                  (iv) the Substitution Adjustment received in connection with Mortgage Loans for which Qualified Substitute Mortgage Loans are received pursuant to Sections 2.06, 4.02 and 3.03;

                  (v) all Liquidation Proceeds; and

                  (vi) all Insurance Proceeds (including, for this purpose, any amounts required to be deposited by the Servicer pursuant to Section 5.04 hereof).

                  It is understood that the Servicer need not deposit amounts representing fees, prepayment premiums, late payment charges or extension or other administrative charges payable by Mortgagors, or amounts received by the Servicer for the account of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items.

                  (d) The Servicer shall invest any funds in the Collection Account in Permitted Investments, which shall mature not later than the Business Day next preceding the Servicer Distribution Date next following the date of such investment (except that any investment held by the Indenture Trustee may mature on such Servicer Distribution Date) and shall not be sold or disposed of prior to its maturity. All net income and gain realized from any such investment shall be for the benefit of the Servicer and shall be subject to its withdrawal or order on a Servicer Distribution Date. The Servicer shall deposit from its own funds the amount of any loss, to the extent not offset by investment income or earnings, in the Collection Account upon the realization of such loss.

                  Section 5.03 Permitted Withdrawals from the Collection Account. The Servicer may make withdrawals from the Collection Account, on or prior to any Servicer Distribution Date, for the following purposes:

                  (a) to reimburse the Servicer for Liquidation Expenses theretofore incurred in respect of any Mortgage Loan in an amount not to exceed the amount of the sum of the related Insurance Proceeds and Liquidation Proceeds deposited in the Collection Account pursuant to
     Section 5.02(c)(v)-(vi);

                  (b) to reimburse the Servicer for amounts expended by it pursuant to Section 5.04 in good faith in connection with the restoration of damaged property, in an amount not to exceed the amount of the related Insurance Proceeds and Liquidation Proceeds (net of withdrawals pursuant to Section 5.03(a)) and amounts representing proceeds of other insurance policies covering the property subject to the related Mortgage deposited in the Collection Account pursuant to Section 5.02(c)(v)-(vi);

                  (c) to pay to the Unaffiliated Seller amounts received in respect of any Defective Mortgage Loan purchased or substituted for by the Unaffiliated Seller to the extent that the distribution of any such amounts on the Servicer Distribution Date upon which the proceeds of such purchase are distributed would make the total amount distributed in respect of any such Mortgage Loan on such Servicer Distribution Date greater than the Loan Repurchase Price or the Substitution Adjustment therefor;

                  (d) to reimburse the Servicer for unreimbursed Servicing Advances, without interest, with respect to the Mortgage Loans for which it has made a Servicing Advance, from subsequent collections with respect to interest on such Mortgage Loans and from Liquidation Proceeds, Insurance Proceeds and/or the Loan Repurchase Price or Substitution Adjustment of or relating to such Mortgage Loans;

                  (e) to reimburse the Servicer for any Periodic Advances determined in good faith to have become Nonrecoverable Advances, such reimbursement to be made from any funds in the Collection Account;

                  (f) to withdraw any amount received from a Mortgagor that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;

                  (g) to withdraw any funds deposited in the Collection Account that were not required to be deposited therein; and

                  (h) to pay the Servicer the Servicing Compensation pursuant to
     Section 5.08 hereof to the extent not retained or paid.

                  The Servicer shall keep and maintain a separate accounting for each Mortgage Loan for the purpose of accounting for withdrawals from the Collection Account pursuant to this Section 5.03.

                  Section 5.04 Hazard Insurance Policies; Property Protection Expenses. (a) The Servicer shall cause to be maintained for each Mortgage Loan a hazard insurance policy with extended coverage which contains a standard mortgagee's clause with an appropriate endorsement in an amount equal to the lesser of (x) the maximum insurable value of the related Mortgaged Property or
(y) the sum of the Principal Balance of such Mortgage Loan plus the outstanding balance of any mortgage loan senior to such Mortgage Loan, but in no event shall such amount be less than is necessary to prevent the Mortgagor from becoming a coinsurer thereunder. The Servicer shall also maintain on property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property or (ii) the sum of the Principal Balance of such Mortgage Loan and the principal balance of any mortgage loan senior to such Mortgage Loan at the time of such foreclosure plus accrued interest and the good-faith estimate of the Servicer of related Liquidation Expenses to be incurred in connection therewith. Amounts collected by the Servicer under any such policies shall be deposited in the Collection Account to the extent that they constitute Liquidation Proceeds or Insurance Proceeds. Each hazard insurance policy shall contain a standard mortgage clause naming the Originator, its successors and assigns, as mortgagee. The Servicer shall be under no obligation to require that any Mortgagor maintain earthquake or flood or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

                  (b) If the Servicer shall obtain and maintain a blanket policy issued by an insurer acceptable to the Rating Agencies and the Note Insurer insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 5.04(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 5.04(a), and there shall have been a loss which would have been covered by such policy, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause.

                  (c) If the Mortgaged Property or REO Property is located at the time of origination of the Mortgage Loan in a federally designated special flood hazard area (and if the flood insurance policy referenced herein has been made available), the Servicer will cause to be maintained flood insurance in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the sum of the Principal Balance of the related Mortgage Loan and the principal balance of the related first lien, if any, (ii) the maximum insurable value of the related Mortgaged Property, and (iii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

                  Section 5.05 Assumption and Modification Agreements. In any case in which a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall exercise its right to accelerate the maturity of the related Mortgage Loan and require that the Principal Balance thereof be paid in full on or prior to such conveyance by the Mortgagor under any "due-on-sale" clause applicable thereto. If such "due-on-sale" clause, by its terms, is not operable or the Servicer is prevented, as provided in the last paragraph of this
Section 5.05, from enforcing any such clause, the Servicer is authorized, subject to the consent of the Note Insurer, to take or enter into an assumption and modification agreement from or with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and the Mortgagor remains liable thereon or, if the Servicer in its reasonable judgment finds it appropriate, is released from liability thereon. The Servicer shall notify the Indenture Trustee and the Collateral Agent that any assumption and modification agreement has been completed by delivering to the Indenture Trustee, the Collateral Agent and the
Note Insurer an Officer's Certificate certifying that such agreement is in compliance with this Section 5.05 together with the original copy of such assumption and modification agreement. Any such assumption and modification agreement shall, for all purposes, be considered a part of the related Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any such agreement, the then current Mortgage Interest Rate thereon shall not be increased or decreased. Any fee collected by the Servicer for entering into any such agreement will be retained by the Servicer as additional servicing compensation. At its sole election, the Servicer may purchase from the Trust any Mortgage Loan that has been assumed in accordance with this Section 5.05 within one month after the date of such assumption at a price equal to the greater of (i) the fair market value of such Mortgage Loan (as determined by the Servicer in its good faith judgment) and
(ii) the Loan Repurchase Price. Such amount, if any, shall be deposited into the Collection Account in the Due Period in which such repurchase is made.

                  Notwithstanding the foregoing paragraph of this Section 5.05 or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan, or transfer of any Mortgaged Property without the assumption thereof, by operation of law or any assumption or transfer which the Servicer reasonably believes it may be restricted by law from preventing for any reason whatsoever.

                  Section 5.06 Realization Upon Defaulted Mortgage Loans. (a) The Servicer shall foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 5.02(a). Prior to conducting any sale in a foreclosure proceeding or accepting a deed-in-lieu of foreclosure with respect to any Mortgaged Property, the Servicer shall cause an environmental review to be performed, in accordance with Accepted Servicing Practices on the Mortgaged Property by a company such as Equifax, Inc. or Toxicheck. If such review reveals that the Mortgaged Property has on it, under it or is near hazardous or toxic material or waste or reveals any other environmental problem, the Servicer shall not foreclose or accept a deed-in-lieu of foreclosure, without the prior written consent of the Note Insurer. In connection with such foreclosure or other conversion, the Servicer shall follow such practices (including, in the case of any default on a related senior mortgage loan, the advancing of funds to correct such default) and procedures which are consistent with Accepted Servicing Practices as it shall deem necessary or advisable and as shall be normal and usual in its general first and second mortgage loan servicing activities. The foregoing is subject to the proviso that the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the correction of any default on a related senior mortgage loan or restoration of any property unless, in the reasonable judgment of the Servicer, such expenses will be recoverable from Liquidation Proceeds.

                  (b) In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Indenture Trustee, or to its nominee, on behalf of Noteholders and the Note Insurer.

                  (c) Any Insurance Proceeds or Liquidation Proceeds received with respect to a Mortgage Loan or REO Property (other than received in connection with a purchase by the Trust Certificateholders of all the Mortgage Loans and REO Properties in the Trust Estate pursuant to Section 10.01 of the Indenture) will be applied in the following order of priority, in each case to the extent of Available Funds: first, to pay the Servicer any accrued and unpaid Servicing Fees relating to such Mortgage Loan; second, to reimburse the Servicer or any Subservicer for any related unreimbursed Servicing Advances, and any related unreimbursed Periodic Advances theretofore funded by the Servicer or any Subservicer from its own funds, in each case, with respect to the related Mortgage Loan; third, to accrued and unpaid interest on the Mortgage Loan, at the Mortgage Interest Rate (or at such lesser rate as may be in effect for such Mortgage Loan pursuant to application of the Civil Relief Act) on the Principal Balance of such Mortgage Loan, to the date such Mortgage Loan is determined to be a Liquidated Mortgage Loan if it is a Liquidated Mortgage Loan, or to the Due Date in the Due Period prior to the Distribution Date on which such amounts are to be distributed if such determination has not yet been made, minus any unpaid Servicing Fees with respect to such Mortgage Loan; fourth, to the extent of the Principal Balance of the Mortgage Loan outstanding immediately prior to the receipt of such proceeds, as a recovery of principal of the related Mortgage Loan; and fifth, to any prepayment or late payment charges or penalty interest payable in connection with the receipt of such proceeds and to all other fees and charges due and payable with respect to such Mortgage Loan. The amount of any gross Insurance Proceeds and Liquidation Proceeds received with respect to any Mortgage Loan or REO Property minus the amount of any unreimbursed Servicing Advances, unreimbursed Periodic Advances or unpaid Servicing Fees, in each case, with respect to the related Mortgage Loan, are the "Net Recovery Proceeds" with respect to such Mortgage Loan or REO Property.

                  Section 5.07 Indenture Trustee to Cooperate. Upon the payment in full of the Principal Balance of any Mortgage Loan, the Servicer will notify the Indenture Trustee and the Collateral Agent by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 5.02 have been so deposited) of a Servicing Officer. Upon any such payment in full, the Servicer is authorized to execute, pursuant to the authorization contained in Section 5.01, an instrument of satisfaction regarding the related Mortgage, which instrument of satisfaction shall be recorded by the Servicer if required by applicable law and be delivered to the Person entitled thereto, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction shall be reimbursed from the Collection Account. From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Collateral Agent shall, upon request of the Servicer and delivery to the Collateral Agent of a Request for Release signed by a Servicing Officer, release the related Mortgage File to the Servicer and shall execute such documents as shall be necessary for the prosecution of any such proceedings. Such Request for Release shall obligate the Servicer to return the Indenture Trustee's Mortgage File to the Collateral Agent when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Request for Release shall be released by the Collateral Agent to the Servicer.

                  Section 5.08 Servicing Compensation; Payment of Certain Expenses by Servicer. On each Distribution Date, the Servicer shall be entitled to receive, and the Indenture Trustee shall pay, out of collections on the Mortgage Loans for the Due Period, as servicing compensation for such Due Period, an amount (the "Monthly Servicing Fee") equal to the product of one-twelfth of the Servicing Fee Rate and the aggregate outstanding Principal Balance of each Pool of Mortgage Loans as of the beginning of such Due Period. Additional servicing compensation in the form of assumption fees, late payment charges or extension and other administrative charges shall be retained by the Servicer. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder (including payment of all fees and expenses of the Subservicer, payment of the Indenture Trustee Fee and payment of the Collateral Agent Fee to the extent that monies in the Collection Account are insufficient therefor, as provided in Section 6.16 of the Indenture and Section
9.05 hereof, and all other fees and expenses not expressly stated hereunder to be payable by or from another source) and shall not be entitled to reimbursement therefor except as specifically provided herein.

                  Section 5.09 Annual Statement as to Compliance. The Servicer will deliver to the Indenture Trustee, the Collateral Agent, the Rating Agencies, the Note Insurer and each Noteholder, on or before April 30 of each year, beginning April 30, 2000, an Officer's Certificate of the Servicer stating that (a) a review of the activities of the Servicer during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision and (b) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its material obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

                  Section 5.10 Annual Independent Public Accountants' Servicing Report. On or before April 30 of each year, beginning April 30, 2000, the Servicer at its expense shall cause a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants (who may also render other services to the Servicer) to furnish a report to the Indenture Trustee, the Collateral Agent, the Rating Agencies and each Noteholder to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans under servicing agreements (including this Agreement) substantially similar to this Agreement, and that such examination, which has been conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers (to the extent that the procedures in such audit guide are applicable to the servicing obligations set forth in such agreements), has disclosed no items of noncompliance with the provisions of this Agreement which, in the opinion of such firm, are material, except for such items of noncompliance as shall be set forth in such report.

                  Section 5.11 Access to Certain Documentation. The Servicer shall permit the designated agents or representatives of each Noteholder, the
Note Insurer, the Collateral Agent and the Indenture Trustee (i) to examine and make copies of and abstracts from all books, records and documents (including computer tapes and disks) in the possession or under the control of the Servicer relating to the Mortgage Loans and (ii) to visit the offices and properties of the Servicer for the purpose of examining such materials and to discuss matters relating to the Mortgage Loans and the Servicer's performance under this Agreement with any of the officers or employees of the Servicer having knowledge thereof and with the independent public accountants of the Servicer (and by this provision the Servicer authorizes its accountants to discuss their respective finances and affairs), all at such reasonable times, as often as may be reasonably requested and without charge to such Noteholder, the Note Insurer, the Collateral Agent or the Indenture Trustee.

                  Section 5.12 Maintenance of Fidelity Bond. The Servicer shall during the term of its service as Servicer maintain in force a fidelity bond and errors and omissions insurance in respect of its officers, employees or agents. Such bond and insurance shall comply with the requirements from time to time of the FNMA for Persons performing servicing for mortgage loans purchased by such association.

                  Section 5.13 The Subservicers. The parties acknowledge that the Servicer intends to appoint the Subservicers as the Servicer's agents for the purpose of servicing on the Servicer's behalf such of the Mortgage Loans as were originated in the States of New Jersey, Pennsylvania and New York. The Servicer agrees to cause the Subservicers to service such Mortgage Loans in a manner consistent with the Accepted Servicing Practices set forth in this Agreement, and agrees that receipt by the Subservicers of any and all amounts which by the terms hereof are required to be deposited in the Collection Account shall constitute receipt thereof by the Servicer for all purposes hereof as of the date so received by the Subservicers. Notwithstanding such designation of the Subservicers, the Servicer agrees that it is, and it shall remain, fully obligated under the terms hereof as Servicer with respect to all such Mortgage Loans, and nothing herein shall relieve or release the Servicer from its obligations to the other parties hereto to service such Mortgage Loans in the manner provided in this Agreement.

                  Section 5.14 Reports to the Indenture Trustee; Collection Account Statements. Not later than fifteen (15) days after each Distribution Date, the Servicer shall provide to the Indenture Trustee, the Collateral Agent and the Note Insurer a statement, certified by a Servicing Officer, setting forth the status of the Collection Account as of the close of business on the related Distribution Date, stating that all distributions required by this Agreement to be made by the Servicer on behalf of the Indenture Trustee have been made (or if any required distribution has not been made by the Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate of deposits into and withdrawals from the Collection Account for each category of deposit specified in Section 5.02 and each category of withdrawal specified in Section 5.03 and the aggregate of deposits into the Collection Account as specified in Section 6.01. Such statement shall also state the aggregate unpaid principal balance of all the Mortgage Loans as of the close of business on the last day of the month preceding the month in which such Distribution Date occurs. Copies of such statement shall be provided by the Indenture Trustee to any Noteholder upon request.

                  Section 5.15 Optional Purchase of Defaulted Mortgage Loans.
(a) Subject to Section 5.15(b), the Unaffiliated Seller or any Affiliate of the Unaffiliated Seller, in its sole discretion, shall have the right to elect (by written notice sent to the Servicer, the Indenture Trustee and the Note Insurer), but shall not be obligated, to purchase for its own account from the Trust any Mortgage Loan which is ninety (90) days or more Delinquent in the manner and at the Loan Purchase Price (except that the amount described in clause (ii) of the definition of Loan Purchase Price shall in no case be net of the Servicing Fee). The purchase price for any Mortgage Loan purchased hereunder shall be deposited in the Collection Account and the Collateral Agent, upon the Indenture Trustee's receipt of such deposit, shall release or cause to be released to the purchaser of such Mortgage Loan the related Indenture Trustee's Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Mortgage Loan, in each case without recourse, as shall be necessary to vest in the purchaser of such Mortgage Loan any Mortgage Loan released pursuant hereto and the purchaser of such Mortgage Loan shall succeed to all the Indenture Trustee's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The purchaser of such Mortgage Loan shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Indenture Trustee, the Collateral Agent, the Note Insurer or the Noteholders with respect thereto. The purchaser of such Mortgage Loan shall give written notice to the Note Insurer of the means by which any Mortgage Loan purchased pursuant to this Section 5.15 is ultimately disposed of.

                  (b) After the Unaffiliated Seller or an Affiliate of the Unaffiliated Seller has repurchased defaulted Mortgage Loans in a Aggregate Principal Balance equal to 1% of the Maximum Collateral Amount, then notwithstanding the foregoing, unless the Note Insurer consents, any such Unaffiliated Seller or Affiliate of the Unaffiliated Seller may only exercise its option pursuant to this Section 5.15 with respect to the Mortgage Loan or Mortgage Loans that have been Delinquent for the longest period at the time of such repurchase. Any request by the Unaffiliated Seller or Affiliate to the Note Insurer for consent to repurchase Mortgage Loans that are not the most

Delinquent shall be accompanied by a description of the Mortgage Loans that have been Delinquent longer than the Mortgage Loan or Mortgage Loans the Unaffiliated Seller or such Affiliate proposes to repurchase. If the Note Insurer fails to respond to such request within ten (10) Business Days after receipt thereof, the Unaffiliated Seller or such Affiliate may repurchase the Mortgage Loan or Mortgage Loans proposed to be repurchased without the consent of, or any further action by, the Note Insurer. Notice to the Note Insurer shall be delivered in accordance with the terms of the Insurance and Indemnity Agreement.

                  Section 5.16 Reports to be Provided by the Servicer. (a) Two
(2) Business Days prior to each Servicer Distribution Date, the Servicer shall deliver to the Indenture Trustee a Servicer Remittance Report for such Distribution Date, setting forth the information required in the definition of "Indenture Trustee's Remittance Report."

                  (b) On each Servicer Distribution Date, the Servicer shall deliver to the Indenture Trustee and the Note Insurer (via E-mail at rmgtapes@fsa.com) the following information with respect to all Mortgage Loans as well as a break out as to (x) consumer purpose and business purpose Mortgage Loans and (y) each Mortgage Loan Group, in each case, as of the close of business on the last Business Day of the prior calendar month (except as otherwise provided in clause (v) below):

                  (i) the total number of Mortgage Loans and the Aggregate Principal Balances thereof, together with the number, Aggregate principal balances of such Mortgage Loans and the percentage (based on the Aggregate Principal Balances of the Mortgage Loans) of the Aggregate Principal Balances of such Mortgage Loans to the Aggregate Principal Balance of all Mortgage Loans (A) 31-59 days Delinquent, (B) 60-89 days Delinquent and (C) 90 or more days Delinquent;

                  (ii) the number, Aggregate Principal Balances of all Mortgage Loans and percentage (based on the Aggregate Principal Balances of the Mortgage Loans) of the Aggregate Principal Balances of such Mortgage Loans to the aggregate Principal Balance of all Mortgage Loans in foreclosure proceedings and the number, Aggregate Principal Balances of all Mortgage Loans and percentage (based on the Aggregate Principal Balances of the Mortgage Loans) of any such Mortgage Loans also included in any of the statistics described in the foregoing clause (i);

                  (iii) the number, Aggregate Principal Balances of all Mortgage Loans and percentage (based on the Aggregate Principal Balances of the Mortgage Loans) of the Aggregate Principal Balances of such Mortgage Loans to the Aggregate Principal Balance of all Mortgage Loans relating to Mortgagors in bankruptcy proceedings and the number, Aggregate Principal Balances of all Mortgage Loans and percentage (based on the Aggregate Principal Balances of the Mortgage Loans) of any such Mortgage Loans also included in any of the statistics described in the foregoing clause (i);

                  (iv) the number, Aggregate Principal Balances of all Mortgage Loans and percentage (based on the Aggregate Principal Balances of the Mortgage Loans) of the Aggregate Principal Balances of such Mortgage Loans to the Aggregate Principal Balance of all Mortgage Loans relating to REO Properties and the number, Aggregate Principal Balances of all Mortgage Loans and percentage (based on the Aggregate Principal Balances of the Mortgage Loans) of any such Mortgage Loans also included in any of the statistics described in the foregoing clause (i);

                  (v) the weighted average Mortgage Interest Rate as of the Due Date occurring in the Due Period related to such Distribution Date;

                  (vi) the weighted average remaining term to stated maturity of all Mortgage Loans;

                  (vii) the book value of any REO Property;

                  (viii) the Cumulative Loan Losses and the aggregate Cumulative Loan Losses since the Closing Date; and

                  (ix) the total number of Mortgage Loans and the Pool Principal Balance.

                  (c) In connection with the transfer of the Notes, the Indenture Trustee on behalf of any Noteholder may request that the Servicer make available to any prospective Noteholder annual audited financial statements of the Servicer for one or more of the most recently completed five (5) fiscal years for which such statements are publicly available, which request shall not be unreasonably denied or unreasonably delayed. Such annual audited financial statements also shall be made available to the Note Insurer upon request.

                  (d) The Servicer also agrees to make available on a reasonable basis to the Note Insurer or any prospective Noteholder a knowledgeable financial or accounting officer for the purpose of answering reasonable questions respecting recent developments affecting the Servicer or the financial statements of the Servicer and to permit the Note Insurer or any prospective Noteholder to inspect the Servicer's servicing facilities during normal business hours for the purpose of satisfying the Note Insurer or such prospective Noteholder that the Servicer has the ability to service the Mortgage Loans in accordance with this Agreement.

                  Section 5.17 Adjustment of Servicing Compensation in Respect of Prepaid Mortgage Loans. The Monthly Servicing Fee that the Servicer shall be entitled to receive with respect to each Mortgage Loan and each Distribution Date shall be offset on such Distribution Date by an amount equal to the Prepayment Interest Shortfall with respect to such Mortgage Loan to the extent that it is the subject of Principal Prepayments during the month preceding the month of such Distribution Date. The amount of any offset against the Monthly Servicing Fee with respect to any Distribution Date under this Section 5.17 shall be limited to the Monthly Servicing Fee otherwise payable to the Servicer (without adjustment on account of Prepayment Interest Shortfalls) with respect to such Mortgage Loan, and the rights of the Noteholders to the offset of the aggregate Prepayment Interest Shortfalls against the Monthly Servicing Fee shall not be cumulative.

                  Section 5.18 Periodic Advances; Special Advance. (a) If, on any Servicer Distribution Date, the Servicer determines that any Monthly Payments due on the Due Date immediately preceding such Servicer Distribution Date have not been received as of the end of the related Due Period, the Servicer shall determine the amount of any Periodic Advance required to be made with respect to the related Distribution Date. The Servicer shall, one (1) Business Day after such Servicer Distribution Date, deliver a magnetic tape or diskette to the Indenture Trustee indicating the payment status of each Mortgage Loan as of such Servicer Distribution Date. The Servicer shall include in the amount to be deposited in the Collection Account on such Servicer Distribution Date an amount equal to the Periodic Advance, if any, which deposit may be made in whole or in part from funds in the Collection Account being held for future distribution or withdrawal on or in connection with Distribution Dates in subsequent months. Any funds being held for future distribution to Noteholders and so used shall be replaced by the Servicer from its own funds by deposit in the Collection Account on or before the Business Day preceding any such future Servicer Distribution Date to the extent that funds in the Collection Account on such Servicer Distribution Date shall be less than payments to Noteholders required to be made on such date.

                  The Servicer shall designate on its records the specific Mortgage Loans and related installments (or portions thereof) as to which such Periodic Advance shall be deemed to have been made, such determination being conclusive for purposes of withdrawals from the Collection Account pursuant to
Section 5.03 hereof.

                  (b) In addition to the Periodic Advances, the Servicer shall make special advances ("Special Advances") on the Servicer Distribution Date occurring in July 1999, of $314,364.25, with respect to interest on Mortgage Loans in Pool I not having their first payment due until after June 1999 and $19,079.89 with respect to interest on Mortgage Loans in Pool II not having their first payment due until after June 1999. The Special Advances shall be made without regard to recoverability, and shall not be reimbursable. In no event shall the Indenture Trustee, as successor Servicer, be liable for the payment of the Special Advances.

                  On each Subsequent Transfer Date, the Servicer will make the Special Advance set forth in the related subsequent Pledge Agreement.

                  Section 5.19 Indemnification; Third Party Claims. (a) The Servicer agrees to indemnify and to hold each of the Trust, the Owner Trustee, the Depositor, the Indenture Trustee, the Collateral Agent, the Unaffiliated Seller, the Note Insurer and each Noteholder harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Trust, the Owner Trustee, the Depositor, the Indenture Trustee, the Collateral Agent, the Unaffiliated Seller, the Note Insurer and any Noteholder may sustain in any way related to the failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement and the other Basic Document. Each indemnified party and the Servicer shall immediately notify the other indemnified parties if a claim is made by a third party with respect to this Agreement and the other Basic Documents, and the Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Trust, the Owner Trustee, the Depositor, the Servicer, the Indenture Trustee, the Collateral Agent, the Unaffiliated Seller, the Note Insurer and/or a Noteholder in respect of such claim. The Indenture Trustee shall reimburse the Servicer in accordance with
Section 5.08 hereof, out of collections on the Mortgage Loans for the Due Period, for all amounts advanced by it pursuant to the preceding sentence except to the extent that the claim relates directly to the failure of the Servicer to service and administer the Mortgages in compliance with the terms of this

Agreement; provided, that the Servicer's indemnity hereunder shall not be in any manner conditioned on the availability of funds for such reimbursement. The obligations of the Servicer under this Section 5.19 arising prior to any resignation or termination of the Servicer hereunder shall survive the resignation or termination of the Servicer

                  (b) The Indenture Trustee may, if necessary, reimburse the Servicer from amounts otherwise distributable on the related Trust Certificates for all amounts advanced by it pursuant to Section 4.04(a)(ii) of the Unaffiliated Seller's Agreement, except to the extent that the claim relates directly to the failure of the Servicer, if it is the Unaffiliated Seller, or is an Affiliate of the Unaffiliated Seller, to perform its obligations to service and administer the Mortgages in compliance with the terms of the Unaffiliated Seller's Agreement and this Agreement, or the failure of the Unaffiliated Seller to perform its duties in compliance with the terms of this Agreement.

                  (c) The Indenture Trustee shall reimburse the Unaffiliated Seller from amounts otherwise distributable on the related Trust Certificates for all amounts advanced by the Unaffiliated Seller pursuant to the second sentence of Section 4.04(a)(ii) of the Unaffiliated Seller's Agreement except when the relevant claim relates directly to the failure of the Unaffiliated Seller to perform its duties in compliance with the terms of the Unaffiliated Seller's Agreement.

                  Section 5.20 Maintenance of Corporate Existence and Licenses; Merger or Consolidation of the Servicer. (a) The Servicer will keep in full effect its existence, rights and franchises as a corporation, will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement and will otherwise operate its business so as to cause the representations and warranties under Section 3.01 to be true and correct at all times under this Agreement.

                  (b) Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be an established mortgage loan servicing institution that has a net worth of at least $15,000,000 and is a Permitted Transferee, and in all events shall be the successor of the Servicer without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Servicer shall send notice of any such merger or consolidation to the Owner Trustee, the Indenture Trustee, the Collateral Agent and the Note Insurer.

                  Section 5.21 Assignment of Agreement by Servicer; Servicer Not to Resign. The Servicer shall not assign this Agreement nor resign from the obligations and duties hereby imposed on it except by mutual consent of the Owner Trustee, on behalf of the Trust, at the direction of the Trust Certificateholders, the Depositor, the Servicer, the Unaffiliated Seller, the
Note Insurer, the Collateral Agent and the Indenture Trustee or upon the determination that the Servicer's duties hereunder are no longer permissible under applicable law and that such incapacity cannot be cured by the Servicer without incurring, in the reasonable judgment of the Note Insurer, unreasonable expense. Any such determination that the Servicer's duties hereunder are no longer permissible under applicable law permitting the resignation of the Servicer shall be evidenced by a written Opinion of Counsel (who may be counsel for the Servicer) to such effect delivered to the Indenture Trustee, the Collateral Agent, the Unaffiliated Seller, the Trust, the Depositor and the Note Insurer. No such resignation shall become effective until the Indenture Trustee or a successor appointed in accordance with the terms of this Agreement has assumed the Servicer's responsibilities and obligations hereunder in accordance with Section 7.02. The Servicer shall provide the Indenture Trustee, the Collateral Agent, the Rating Agencies and the Note Insurer with 30 days' prior written notice of its intention to resign pursuant to this Section 5.21.

                  Section 5.22 Periodic Filings with the Securities and Exchange Commission; Additional Information. The Indenture Trustee shall prepare or cause to be prepared for filing with the Commission (other than the initial Current Report on Form 8-K to be filed by the Depositor in connection with the issuance of the Notes) any and all reports, statements and information respecting the Trust and/or the Notes required to be filed, and shall solicit any and all proxies of the Noteholders whenever such proxies are required to be solicited, pursuant to the Securities Exchange Act of 1934, as amended. The Depositor shall promptly file, and exercise its reasonable best efforts to obtain a favorable response to, no-action requests with, or other appropriate exemptive relief from, the Commission seeking the usual and customary exemption from such reporting requirements granted to issuers of securities similar to the Notes. Fees and expenses incurred by the Indenture Trustee in connection with the foregoing shall be reimbursed pursuant to Section 6.16 of the Indenture and shall not be paid by the Trust.

                  The Servicer and the Depositor each agree to promptly furnish to the Indenture Trustee, from time to time upon request, such further information, reports and financial statements as the Indenture Trustee deems appropriate to prepare and file all necessary reports with the Commission.

                                  Article VI.

                              APPLICATION OF FUNDS

                  Section 6.01 Deposits to the Distribution Account. On each Servicer Distribution Date, the Servicer shall cause to be deposited in the Distribution Account, from funds on deposit in the Collection Account, (a) an amount equal to the Servicer Remittance Amount and (b) Net Foreclosure Profits, if any with respect to the related Distribution Date, minus any portion thereof payable to the Servicer pursuant to Section 5.03. On each Servicer Distribution Date, the Servicer shall also deposit into the Distribution Account any Periodic Advances with respect to the related Distribution Date calculated in accordance with Section 5.18 and any amounts required to be deposited in connection with a Subsequent Mortgage Loan pursuant to Section 2.14(b) of the Indenture; on the Servicer Distribution Date occurring in July 1999 and August 1999, the Servicer also will deposit the related Special Advance pursuant to Section 5.18(b).

                  Section 6.02 Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of all money and other property payable to or receivable by the Indenture Trustee pursuant to this Agreement, including (a) all payments due on the Mortgage Loans in accordance with the respective terms and conditions of such Mortgage Loans and required to be paid over to the Indenture Trustee by the Servicer or by any Subservicer and (b) Insured Payments. The Indenture Trustee shall hold all such money and property received by it, as part of the Trust Estate and shall apply it as provided in the Indenture.


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


                  Section 6.03 Application of Principal and Interest. In the event that Net Liquidation Proceeds on a Liquidated Mortgage Loan are less than the Principal Balance of the related Mortgage Loan plus accrued interest thereon, or any Mortgagor makes a partial payment of any Monthly Payment due on a Mortgage Loan, such Net Liquidation Proceeds or partial payment shall be applied to payment of the related Mortgage Note as provided therein, and if not so provided, first to interest accrued at the Mortgage Interest Rate and then to principal.

                  Section 6.04 Information Concerning the Mortgage Loans. No later than 12:00 noon Pennsylvania time on the fourth Business Day preceding each Distribution Date, the Servicer shall deliver to the Indenture Trustee a report in computer-readable form containing such information as to each Mortgage Loan and as to each Mortgage Loan Pool as of such Distribution Date and such other information as the Indenture Trustee shall reasonably require.

                  Section 6.05 Compensating Interest. Not later than the close of business on the third Business Day prior to the Distribution Date, the Servicer shall remit to the Indenture Trustee (without right to reimbursement therefor) for deposit into the related Distribution Account, an amount equal to, for each Mortgage Loan, the lesser of (a) the Prepayment Interest Shortfall for such Mortgage Loan for the related Distribution Date resulting from Principal Prepayments during the related Due Period and (b) its Monthly Servicing Fees with respect to such Mortgage Loan received in the related Due Period and shall not have the right to reimbursement therefor (the "Compensating Interest").

                  Section 6.06 Effect of Payments by the Note Insurer; Subrogation. Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on the Notes which is made with moneys received pursuant to the terms of the Note Insurance Policy shall not be considered payment of the Notes from the Trust Estate. The Depositor, the Servicer, the Trust, the Collateral Agent and the Indenture Trustee acknowledge and agree, that without the need for any further action on the part of the Note Insurer, the Depositor, the Servicer, the Trust, the Collateral Agent, the Indenture Trustee or the Note Registrar (a) to the extent the Note Insurer makes payments, directly or indirectly, on account of principal of or interest on the Notes to the Holders of such Notes, the Note Insurer will be fully subrogated to, and each Noteholder, the Servicer, the Depositor, the Trust, the Collateral Agent and the Indenture Trustee hereby delegate and assign to the Note Insurer, to the fullest extent permitted by law, the rights of such Holders to receive such principal and interest from the Trust Estate, including, without limitation, any amounts due to the Noteholders in respect of securities law violations arising from the offer and sale of the Notes, and (b) the Note Insurer shall be paid such amounts from the sources and in the manner provided herein for the payment of such amounts and as provided in the Insurance Agreement. The Indenture Trustee, the Collateral Agent and the Servicer shall cooperate in all respects with any reasonable request by the Note Insurer for action to preserve or enforce the Note Insurer's rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.

                                  Article VII.

                                SERVICER DEFAULT

                  Section 7.01 Servicer Events of Default. (a) The following events shall each constitute a "Servicer Event of Default" hereunder:

                  (i) any failure by the Servicer to remit to the Indenture Trustee any payment required to be made by the Servicer under the terms of this Agreement (other than Servicing Advances covered by clause (ii) below), which continues unremedied for one (1) Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer and the Note Insurer by the Indenture Trustee or to the Servicer and the Indenture Trustee by the Note Insurer or Noteholders of Notes evidencing Percentage Interests of at least 25%;

                  (ii) the failure by the Servicer to make any required Servicing Advance, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee or to the Servicer and the Indenture Trustee by any Noteholder or the Note Insurer;

                  (iii) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement, or the failure of any representation and warranty made pursuant to Section 3.01(a) hereof to be true and correct which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee or to the Servicer and the Indenture Trustee by any Noteholder or the Note Insurer;

                  (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidation in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days;

                  (v) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer's property;

                  (vi) the Servicer shall admit in writing its inability generally to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

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


                  (vii) the Note Insurer shall notify the Indenture Trustee of any "event of default" under the Insurance Agreement;

                  (viii) if on any Distribution Date the Rolling Six Month Delinquency Rate exceeds 12.75% of the aggregate outstanding Principal Balance for the Mortgage Loans;

                  (ix) if on any Distribution Date, commencing in June 2000, the Twelve Month Loss Amount exceeds 1.75% of the aggregate outstanding Principal Balance for the Mortgage Loans, as of the close of business on the first day of the twelfth preceding calendar month;

                  (x) if (a) on any Distribution Date occurring before June 1, 2000, the aggregate Cumulative Loan Losses since the Initial Cut-Off Date exceed 1.00% of the Original Pool Principal Balance, (b) on any Distribution Date on or after June 1, 2000 and before June 1, 2001, the aggregate Cumulative Loan Losses since the Initial Cut-Off Date exceed 1.50% of the Original Pool Principal Balance, (c) on any Distribution Date on or after June 1, 2001 and before June 1, 2002, the aggregate Cumulative Loan Losses since the Initial Cut-Off Date exceed 2.25% of the Original Pool Principal Balance, (d) on any Distribution Date on or after June 1, 2002 and before June 1, 2003, the aggregate Cumulative Loan Losses since the Initial Cut-Off Date exceed 3.00% of the Original Pool Principal Balance, or (e) on any Distribution Date on or after June 1, 2003, the aggregate Cumulative Loan Losses since the Initial Cut-Off Date exceed 3.75% of the Original Pool Principal Balance;

                  (xi) the occurrence of an Event of Default under the Indenture; or

                  (xii) a Servicer Extension Notice shall not have been delivered as set forth in Section 8.04 hereof.

                  (b) So long as a Servicer Event of Default shall have occurred and not have been remedied: (x) with respect solely to Section 7.01(a)(i), if such payment is in respect of Periodic Advances or Compensating Interest owing by the Servicer and such payment is not made by 12:00 noon New York time on the second Business Day prior to the applicable Distribution Date, the Indenture Trustee, upon receipt of written notice or discovery by a Responsible Officer of such failure, shall give immediate telephonic and facsimile notice of such failure to a Servicing Officer of the Servicer and to the Note Insurer and the Indenture Trustee shall, with the consent of the Note Insurer, terminate all of the rights and obligations of the Servicer under this Agreement and the Indenture Trustee, or a successor Servicer appointed in accordance with Section 7.02, shall immediately make such Periodic Advance or payment of Compensating Interest and assume, pursuant to Section 7.02 hereof, the duties of a successor Servicer; (y) with respect to that portion of Section 7.01(a)(i) not referred to in the preceding clause (x) and with respect to clauses (ii), (iii), (iv), (v),
(vi) and (vii) of Section 7.01, the Indenture Trustee shall, but only at the direction of the Note Insurer or the Majority Noteholders, by notice in writing to the Servicer and a Responsible Officer of the Indenture Trustee and subject to the prior written consent of the Note Insurer, in the case of any removal at the direction of the Majority Noteholders, and in addition to whatever rights such Noteholders may have at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the


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

Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, as servicer; and (z) with respect to clauses (viii)-(x) of Section 7.01(a), the Indenture Trustee shall, but only at the direction of the Note Insurer, after notice in writing to the Servicer and a Responsible Officer of the Indenture Trustee, terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, as Servicer. Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall, subject to Section 7.02, pass to and be vested in the Indenture Trustee, or its designee approved by the Note Insurer, and the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, at the expense of the Servicer, any and all documents and other instruments and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including, but not limited to, the transfer and endorsement or assignment of the Mortgage Loans and related documents. The Servicer agrees to cooperate (and pay any related costs and expenses) with the Indenture Trustee in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Indenture Trustee, or its designee, for administration by it of all amounts which shall at the time be credited by the Servicer to the Collection Account or thereafter received with respect to the Mortgage Loans. The Indenture Trustee shall promptly notify the Note Insurer and the Rating Agencies of the occurrence of a Servicer Event of Default.

                  Section 7.02 Indenture Trustee to Act; Appointment of Successor. (a) On and after the time the Servicer receives a notice of termination pursuant to Section 7.01 or fails to receive a Servicer Extension Notice pursuant to Section 8.04, or the Indenture Trustee receives the resignation of the Servicer evidenced by an Opinion of Counsel pursuant to
Section 5.21, or the Servicer is removed as Servicer pursuant to this Article VII, in which event the Indenture Trustee shall promptly notify the Rating Agencies, except as otherwise provided in Section 7.01, the Indenture Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof arising on or after the date of succession; provided, however, that the Indenture Trustee shall not be liable for any actions or the representations and warranties of any Servicer prior to it and including, without limitation, the obligations of the Servicer set forth in Sections 2.06 and 4.02 hereof. The Indenture Trustee, as successor Servicer, shall be obligated to pay Compensating Interest pursuant to Section 6.05 in any event and to make advances pursuant to
Section 5.18 unless, and only to the extent the Indenture Trustee determines reasonably and in good faith that such advances would not be recoverable pursuant to Section 5.04, such determination to be evidenced by a certification of a Responsible Officer of the Indenture Trustee delivered to the Note Insurer.

                  (b) Notwithstanding the above, the Indenture Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if the Majority Noteholders with the consent of the Note Insurer or the Note Insurer so requests in writing to the Indenture Trustee, appoint, pursuant to such direction of the Majority Noteholders and Note Insurer or the Note Insurer, or if no such direction is provided to the Indenture Trustee, pursuant to the provisions set forth in Section 7.02(c), or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution acceptable to the Note Insurer that has a net worth of not less than $15,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder.


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


                  (c) In the event the Indenture Trustee is the successor Servicer, it shall be entitled to the same Servicing Compensation (including the Servicing Fee as adjusted pursuant to the definition thereof) and other funds pursuant to Section 5.08 hereof as the Servicer if the Servicer had continued to act as servicer hereunder. In the event the Indenture Trustee is unable or unwilling to act as successor Servicer, the Indenture Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth above. Such public announcement shall specify that the successor servicer shall be entitled to the full amount of the aggregate Servicing Fees hereunder as servicing compensation, together with the other Servicing Compensation. Within thirty (30) days after any such public announcement, the Indenture Trustee shall negotiate and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Indenture Trustee shall deduct from any sum received by the Indenture Trustee from the successor to the Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder and the amount of any unreimbursed Servicing Advances and Periodic Advances owed to the Indenture Trustee. After such deductions, the remainder of such sum shall be paid by the Indenture Trustee to the Servicer at the time of such sale, transfer and assignment to the Servicer's successor.

                  (d) The Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicer agrees to cooperate with the Indenture Trustee and any successor Servicer in effecting the termination of the Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Indenture Trustee or such successor Servicer, as applicable, at the Servicer's cost and expense, all documents and records reasonably requested by it to enable it to assume the Servicer's functions hereunder and shall promptly also transfer to the Indenture Trustee or such successor servicer, as applicable, all amounts that then have been or should have been deposited in the Collection Account by the Servicer or that are thereafter received with respect to the Mortgage Loans. Any collections received by the Servicer after such removal or resignation shall be endorsed by it to the Indenture Trustee and remitted directly to the Indenture Trustee or, at the direction of the Indenture Trustee, to the successor Servicer. Neither the Indenture Trustee nor any other successor Servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Servicer hereunder. Notwithstanding anything to the contrary herein, no appointment of a successor Servicer under this Agreement shall be effective until the Indenture Trustee and the Note Insurer shall have consented thereto, and written notice of such proposed appointment shall have been provided by the Indenture Trustee to the Note Insurer and to each Noteholder. The Indenture Trustee shall not resign as Servicer until a successor Servicer reasonably acceptable to the Note Insurer has been appointed. The Note Insurer shall have the right to remove the Indenture Trustee as successor Servicer under this Section 7.02 without cause, and the Indenture Trustee shall appoint such other successor Servicer as directed by the Note Insurer.



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


                  (e) Pending appointment of a successor Servicer hereunder, the Indenture Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Indenture Trustee may make such arrangements for the compensation of such successor Servicer out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer pursuant to Section 5.08, together with other Servicing Compensation. The Servicer, the Indenture Trustee and such successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

                  Section 7.03 Waiver of Defaults. The Majority Noteholders may, on behalf of all Noteholders, and subject to the consent of the Note Insurer, waive any events permitting removal of the Servicer as servicer pursuant to this
Article VII; provided, however, that the Majority Noteholders may not waive a default in making a required distribution on a Note without the consent of the Holder of such Note. Upon any waiver of a past default, such default shall cease to exist, and any Servicer Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Indenture Trustee to the Rating Agencies and the Note Insurer.

                  Section 7.04 Rights of the Note Insurer to Exercise Rights of the Noteholders. By accepting its Note, each Noteholder agrees that unless a
Note Insurer Default exists, the Note Insurer shall be deemed to be the Noteholders for all purposes (other than with respect to the receipt of payment on the Notes) and shall have the right to exercise all rights of the Noteholders under this Agreement and under the Notes without any further consent of the Noteholders, including, without limitation:

                  (a) the right to require the Unaffiliated Seller to repurchase Mortgage Loans pursuant to Sections 2.06 and 4.02 hereof to the extent set forth therein;

                  (b) the right to give notices of breach or to terminate the rights and obligations of the Servicer as servicer pursuant to Section 7.01 hereof and to consent to or direct waivers of Servicer defaults pursuant to
     Section 7.03 hereof;

                  (c) the right to direct the actions of the Indenture Trustee during the continuance of a Servicer Event of Default pursuant to Sections
     7.01 and 7.02 hereof;

                  (d) the right to institute proceedings against the Servicer pursuant to Section 7.01 hereof;

                  (e) the right to remove the Indenture Trustee pursuant to
     Section 6.09 of the Indenture;

                  (f) the right to direct foreclosures upon the failure of the Servicer to do so in accordance with the provisions of Section 5.06 of this Agreement; and

                  (g) any rights or remedies expressly given the Majority Noteholders.


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


                  In addition, each Noteholder agrees that, subject to Section 10.02, unless a Note Insurer Default exists, the rights specifically enumerated above may only be exercised by the Noteholders with the prior written consent of the Note Insurer.

Section 7.05 Indenture Trustee To Act Solely with Consent of the Note Insurer. Unless a Note Insurer Default exists, the Indenture Trustee shall not, without the Note Insurer's consent or unless directed by the Note Insurer:

                 (a) terminate the rights and obligations of the Servicer as Servicer pursuant to Section 7.01 hereof;

                 (b) agree to any amendment pursuant to Section 10.03 hereof; or

                 (c) undertake any litigation.

                  The Note Insurer may, in writing and in its sole discretion renounce all or any of its rights under Sections 7.04, 7.05 or 7.06 or any requirement for the Note Insurer's consent for any period of time.

                  Section 7.06 Mortgage Loans, Trust Estate and Accounts Held for Benefit of the Note Insurer. (a) The Indenture Trustee shall hold the Trust Estate and the Indenture Trustee's Mortgage Files, for the benefit of the Noteholders and the Note Insurer, and all references in this Agreement and in the Notes to the benefit of Noteholders shall be deemed to include the Note Insurer. The Indenture Trustee shall cooperate in all reasonable respects with any reasonable request by the Note Insurer for action to preserve or enforce the
Note Insurer's rights or interests under this Agreement and the Notes unless, as stated in an Opinion of Counsel addressed to the Indenture Trustee and the Note Insurer, such action is adverse to the interests of the Noteholders or diminishes the rights of the Noteholders or imposes additional burdens or restrictions on the Noteholders.

                  (b) The Servicer hereby acknowledges and agrees that it shall service the Mortgage Loans for the benefit of the Noteholders and for the benefit of the Note Insurer, and all references in this Agreement to the benefit of or actions on behalf of the Noteholders shall be deemed to include the Note Insurer.

                  Section 7.07 Note Insurer Default. Notwithstanding anything elsewhere in this Agreement or in the Notes to the contrary, if a Note Insurer Default exists, or if and to the extent the Note Insurer has delivered its written renunciation of all of its rights under this Agreement, the provisions of this Article VII and all other provisions of this Agreement which (a) permit the Note Insurer to exercise rights of the Noteholders, (b) restrict the ability of the Noteholders, the Servicer, the Collateral Agent or the Indenture Trustee to act without the consent or approval of the Note Insurer, (c) provide that a particular act or thing must be acceptable to the Note Insurer, (d) permit the
Note Insurer to direct (or otherwise to require) the actions of the Indenture Trustee, the Collateral Agent, the Servicer or the Noteholders, (e) provide that any action or omission taken with the consent, approval or authorization of the
Note Insurer shall be authorized hereunder or shall not subject the party taking or omitting to take such action to any liability hereunder or (f) which have a similar effect, shall be of no further force and effect and the Indenture Trustee shall administer the Trust Estate and perform its obligations hereunder solely for the benefit of the Holders of the Notes. Nothing in the foregoing sentence, nor any action taken pursuant thereto or in compliance therewith, shall be deemed to have released the Note Insurer from any obligation or liability it may have to any party or to the Noteholders hereunder, under any other agreement, instrument or document (including, without limitation, the Note Insurance Policy) or under applicable law.

                                  Article VIII.

                                   TERMINATION

                  Section 8.01 Termination. (a) Subject to Section 8.02, this Agreement shall terminate upon notice to the Indenture Trustee of either: (i) the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due hereunder and the payment of all amounts due and payable to the Note Insurer and the Indenture Trustee or (ii) mutual consent of the Owner Trustee, on behalf of the Trust, at the direction of the Trust Certificateholders, the Indenture Trustee, the Collateral Agent, the Servicer, the Note Insurer and all Noteholders in writing.

                  (b) In addition, subject to Section 8.02, the Servicer may, at its option and at its sole cost and expense, call the Class A-1 Notes or the Class A-2 Notes or terminate the Trust in accordance with the terms of Section
10.01 of the Indenture.

                  (c) If on any Distribution Date, the Servicer determines that there are no outstanding Mortgage Loans and no other funds or assets in the Trust Estate other than funds in the Distribution Account, the Servicer shall send a final distribution notice promptly to each Noteholder in accordance with
Section 8.01(d).

                  (d) Notice of any termination, specifying the Distribution Date upon which the Trust will terminate and the Noteholders shall surrender their Notes to the Indenture Trustee for payment of the final distribution and cancellation, shall be given promptly by the Servicer by letter to Noteholders mailed during the month of such final distribution before the Servicer Distribution Date in such month, specifying (i) the Distribution Date upon which final payment of the Notes will be made upon presentation and surrender of Notes at the office of the Indenture Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Notes at the office of the Indenture Trustee therein specified. The Servicer shall give such notice to the Indenture Trustee therein specified at the time such notice is given to Noteholders. The obligations of the Note Insurer hereunder shall terminate upon the deposit by the Servicer with the Indenture Trustee of a sum sufficient to purchase all of the Mortgage Loans and REO Properties as set forth in Section 10.01 of the Indenture or when the Note Principal Balance of the Notes has been reduced to zero.

                  (e) In the event that all of the Noteholders do not surrender their Notes for cancellation within six (6) months after the time specified in the above-mentioned written notice, the Servicer shall give a second written notice to the remaining Noteholders to surrender their Notes for cancellation and receive the final distribution with respect thereto. If within six (6) months after the second notice, all of the Notes shall not have been surrendered for cancellation, the Indenture Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Noteholders concerning surrender of their Notes and the cost thereof shall be paid out of the funds and other assets which remain subject hereto. If within nine (9) months after the second notice all the Notes shall not have been surrendered for cancellation, the related Trust Certificateholders shall be entitled to all unclaimed funds and other assets which remain subject hereto and the Indenture Trustee upon transfer of such funds shall be discharged of any responsibility for such funds and the Noteholders shall look only to the related Trust Certificateholders for payment and not to the Note Insurer. Such funds shall remain uninvested.


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


                  Section 8.02 Additional Termination Requirements. By their acceptance of the Notes, the Holders thereof hereby agree to appoint the Servicer as their attorney in fact to: (i) adopt such a plan of complete liquidation (and the Noteholders hereby appoint the Indenture Trustee as their attorney in fact to sign such plan) as appropriate or upon the written request of the Note Insurer and (ii) to take such other action in connection therewith as may be reasonably required to carry out such plan of complete liquidation all in accordance with the terms hereof.

                  Section 8.03 Accounting Upon Termination of Servicer. Upon termination of the Servicer, the Servicer shall, at its expense:

                  (a) deliver to the successor Servicer or, if none shall yet have been appointed, to the Indenture Trustee, the funds in any Account;

                  (b) deliver to the successor Servicer or, if none shall yet have been appointed, to the Indenture Trustee all Indenture Trustee's Mortgage Files and related documents and statements held by it hereunder and a Mortgage Loan portfolio computer tape;

                  (c) deliver to the successor Servicer or, if none shall yet have been appointed, to the Indenture Trustee and, upon request, to the Noteholders a full accounting of all funds, including a statement showing the Monthly Payments collected by it and a statement of monies held in trust by it for the payments or charges with respect to the Mortgage Loans; and

                  (d) execute and deliver such instruments and perform all acts reasonably requested in order to effect the orderly and efficient transfer of servicing of the Mortgage Loans to the successor Servicer and to more fully and definitively vest in such successor all rights, powers, duties, responsibilities, obligations and liabilities of the Servicer under this Agreement.

                  Section 8.04 Retention and Termination of the Servicer. The Servicer hereby covenants and agrees to act as Servicer under this Agreement for an initial term commencing on the Closing Date and expiring on September 30, 1999 (the "Initial Term"). Thereafter, the Initial Term shall be extendible in the sole discretion of the Note Insurer by written notice (each, a "Servicer Extension Notice") of the Note Insurer (or the Indenture Trustee if revocable written standing instructions of the Note Insurer have been previously delivered to the Indenture Trustee), for any specified number of three (3) month terms to the Servicer. Each such Servicer Extension Notice, if any, shall be delivered by the Note Insurer (or the Indenture Trustee, as applicable,) to the other parties to this Agreement. The Servicer hereby agrees that, as of the date hereof and upon its receipt of any Servicer Extension Notice, the Servicer shall be bound for the duration of the Initial Term and the term covered by any such Servicer Extension Notice to act as the Servicer, subject to and in accordance with the other provisions of this Agreement. The Servicer agrees that if, as of the fifteenth day prior to the last day of any such servicing term, the Servicer shall not have received a Servicer Extension Notice from the Note Insurer or Indenture Trustee, as applicable, the Servicer shall, within five (5) days thereafter, give written notice of such non-receipt to the Note Insurer and the Indenture Trustee. The failure of the Note Insurer or the Indenture Trustee, as applicable, to deliver a Servicer Extension Notice by the end of any such three-month term shall result in the automatic termination of the Servicer.

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


                                  Article IX.

                              THE COLLATERAL AGENT

                  Section 9.01 Duties of the Collateral Agent. (a) The Collateral Agent, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default has occurred and has not been cured or waived, the Collateral Agent shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b) The Collateral Agent, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Collateral Agent which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement; provided, however, that the Collateral Agent shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by any Person hereunder. If any such instrument is found not to conform on its face to the requirements of this Agreement, the Collateral Agent shall note it as such on the Initial Certification or Final Certification delivered pursuant to Section 2.06(b).

                  (c) No provision of this Agreement shall be construed to relieve the Collateral Agent from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                  (i) prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Collateral Agent shall be determined solely by the express provisions of this Agreement, the Collateral Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Collateral Agent and, in the absence of bad faith on the part of the Collateral Agent, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Collateral Agent and conforming to the requirements of this Agreement;

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


                  (ii) the Collateral Agent shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or other officers of the Collateral Agent, unless it shall be proved that the Collateral Agent was negligent in ascertaining the pertinent facts;

                  (iii) the Collateral Agent shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Note Insurer or the Indenture Trustee or with the consent of the Note Insurer or the Indenture Trustee;

                  (iv) the Collateral Agent shall not be required to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it and none of the provisions contained in this Agreement shall in any event require the Collateral Agent to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer or the Indenture Trustee under this Agreement; and

                  (v) subject to the other provisions of this Agreement and without limiting the generality of this Section 9.01, the Collateral Agent shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust, the Trust Estate, the Noteholders or the Mortgage Loans, (D) to confirm or verify the contents of any reports or certificates of any Person delivered to the Collateral Agent pursuant to this Agreement believed by the Collateral Agent to be genuine and to have been signed or presented by the proper party or parties.

Section 9.02 Certain Matters Affecting the Collateral Agent. Except as otherwise provided in Section 9.01 hereof:

                  (a) the Collateral Agent may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, Opinion of Counsel, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) the Collateral Agent may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                  (c) the Collateral Agent shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend by litigation hereunder or in relation hereto at the request, order or direction of the Note Insurer or any of the Noteholders, pursuant to the provisions of this Agreement, unless such Noteholders or the Note Insurer, as applicable, shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein by the Collateral Agent or thereby; nothing contained herein shall, however, relieve the Collateral Agent of the obligation, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

                  (d) the Collateral Agent shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (e) prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, the Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Note Insurer or Holders of Class A Notes evidencing Percentage Interests aggregating not less than 25%; provided, however, that if the payment within a reasonable time to the Collateral Agent of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Collateral Agent, not reasonably assured to the Collateral Agent by the security afforded to it by the terms of this Agreement, the Collateral Agent may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Collateral Agent, shall be repaid by the Servicer upon demand from the Servicer's own funds;

                  (f) the right of the Collateral Agent to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Collateral Agent shall not be answerable for anything other than its negligence or willful misconduct in the performance of such act;

                  (g) the Collateral Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

                  Section 9.03 Collateral Agent Not Liable for Notes or Mortgage Loans. (a) The recitals contained herein shall be taken as the statements of the Trust and the Servicer, as the case may be, and the Collateral Agent assumes no responsibility for their correctness. The Collateral Agent makes no representations as to the validity or sufficiency of this Agreement or of any Mortgage Loan or related document. The Collateral Agent shall not be accountable for the use or application of any funds paid to the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Servicer. The Collateral Agent shall not be responsible for the legality or validity of the Agreement or the validity, priority, perfection or sufficiency of the security for the Notes issued or intended to be issued under the Indenture.

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


                  Section 9.04 Collateral Agent May Own Notes. (a) The Collateral Agent in its individual or any other capacity may become the owner or pledgor of Notes with the same rights it would have if it were not Collateral Agent, and may otherwise deal with the parties hereto.

                  Section 9.05 Collateral Agent's Fees and Expenses; Indemnity.
(a) The Collateral Agent acknowledges that in consideration of the performance of its duties hereunder it is entitled to receive its fees and expenses from the Servicer, as separately agreed between the Servicer and the Collateral Agent. The Trust, the Depositor, the Indenture Trustee and the Note Insurer shall not pay any of the Collateral Agent fees and expenses in connection with this transaction. The Collateral Agent shall not be entitled to compensation for any expense, disbursement or advance as may arise from its negligence or bad faith, and the Collateral Agent shall have no lien on the Trust Estate for the payment of its fees and expenses.

                  (b) The Collateral Agent and any director, officer, employee or agent of the Collateral Agent shall be indemnified by the Servicer and held harmless against any loss, liability, claim, damage or expense arising out of, or imposed upon the Trust Estate or the Collateral Agent through the Servicer's acts or omissions in violation of this Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of the Collateral Agent in the performance of its duties hereunder or by reason of the Collateral Agent 's reckless disregard of obligations and duties hereunder. The obligations of the Servicer under this Section 9.05 arising prior to any resignation or termination of the Servicer hereunder shall survive termination of the Servicer and payment of the Notes.

                  Section 9.06 Eligibility Requirements for Collateral Agent.
(a) The Collateral Agent hereunder shall at all times be a banking entity (a) organized and doing business under the laws of any state or the United States of America subject to supervision or examination by federal or state authority, (b) authorized under such laws to exercise corporate trust powers, including taking title to the Trust Estate on behalf of the Indenture Trustee, for the benefit of the Noteholders and the Note Insurer, (c) having a combined capital and surplus of at least $50,000,000, (d) whose long-term deposits, if any, shall be rated at least BBB- by S&P and Baa3 by Moody's (except as provided herein) or such lower long-term deposit rating as may be approved in writing by the Note Insurer, and
(e) reasonably acceptable to the Note Insurer as evidenced in writing. If such banking entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of determining an entity's combined capital and surplus for clause (c) of this Section 9.06, the amount set forth in its most recent report of condition so published shall be deemed to be its combined capital and surplus. In case at any time the Collateral Agent shall cease to be eligible in accordance with the provisions of this Section 9.06, the Collateral Agent shall resign immediately in the manner and with the effect specified in Section 9.07.


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


                  Section 9.07 Resignation and Removal of the Collateral Agent.
(a) The Collateral Agent may at any time resign and be discharged from the trusts hereby created by giving thirty (30) days' written notice thereof to the Indenture Trustee, the Servicer, and the Note Insurer.

                  (b) If at any time the Collateral Agent shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Indenture Trustee, the Servicer or the Note Insurer, or if at any time the Collateral Agent shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Collateral Agent or of its property shall be appointed, or any public officer shall take charge or control of the Collateral Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Indenture Trustee or the Servicer, with the consent of the Note Insurer, or the
Note Insurer may remove the Collateral Agent.

                  (c) If the Collateral Agent fails to perform in accordance with the terms of this Agreement, the Indenture Trustee, the Servicer or the Majority Noteholders, with the consent of the Note Insurer, or the Note Insurer may remove the Collateral Agent.

                  (d) Upon removal or receipt of notice of resignation of the Collateral Agent, the Indenture Trustee shall either (i) take possession of the Indenture Trustee's Mortgage Files and assume the duties of the Collateral Agent hereunder or (ii) appoint a successor Collateral Agent pursuant to Section 9.08. If the Indenture Trustee shall assume the duties of the Collateral Agent hereunder, it shall notify the Trust, the Depositor, the Servicer and Note Insurer in writing.

                  Section 9.08 Successor Collateral Agent. Upon the resignation or removal of the Collateral Agent, the Indenture Trustee may appoint a successor Collateral Agent, with the written approval of the Note Insurer; provided, however, that the successor Collateral Agent so appointed shall in no event be the Unaffiliated Seller, the Depositor or the Servicer or any Person known to a Responsible Officer of the Indenture Trustee to be an Affiliate of the Unaffiliated Seller, the Depositor or the Servicer and shall be approved by the Note Insurer. The Indenture Trustee or such custodian, as the case may be, shall assume the duties of the Collateral Agent hereunder. Any successor Collateral Agent appointed as provided in this Section 9.08 shall execute, acknowledge and deliver to the Trust, the Depositor, the Note Insurer, the Servicer, the Indenture Trustee and to its predecessor Collateral Agent an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Collateral Agent shall become effective and such successor Collateral Agent, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Collateral Agent herein. The predecessor Collateral Agent shall deliver to the successor Collateral Agent all Indenture Trustee's Mortgage Files and related documents and statements held by it hereunder, and the Servicer and the predecessor Collateral Agent shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Collateral Agent all such rights, powers, duties and obligations. The cost of any such transfer to the successor Collateral Agent shall be for the account of the Collateral Agent in the event of the resignation of the Collateral Agent, and shall be for the account of the Servicer in the event of the removal of the Collateral Agent. No successor Collateral Agent shall accept appointment as provided in this Section 9.08 unless at the time of


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

such acceptance such successor Collateral Agent shall be eligible under the provisions of Section 9.06. Upon acceptance of appointment by a successor Collateral Agent as provided in this Section 9.08, the Servicer shall mail notice of the succession of such Collateral Agent hereunder to all Noteholders at their addresses as shown in the Note Register and to the Rating Agencies. If the Servicer fails to mail such notice within ten (10) days after acceptance of appointment by the successor Collateral Agent, the successor Collateral Agent shall cause such notice to be mailed at the expense of the Servicer.

                  Section 9.09 Merger or Consolidation of Collateral Agent. Any Person into which the Collateral Agent may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any corporation or national banking association succeeding to the business of the Collateral Agent, shall be the successor of the Collateral Agent hereunder; provided, that such corporation or national banking association shall be eligible under the provisions of Section 9.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                                   Article X.

                            MISCELLANEOUS PROVISIONS

                  Section 10.01 Limitation on Liability. None of the Trust, the Owner Trustee, the Depositor, the Servicer, the Collateral Agent, the Indenture Trustee or any of the directors, officers, employees or agents of such Persons shall be under any liability to the Trust, the Noteholders or the Note Insurer for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Trust, the Owner Trustee, the Depositor, the Servicer, the Collateral Agent, the Indenture Trustee or any such Person against any breach of warranties or representations made herein by such party, or against any specific liability imposed on each such party pursuant to this Agreement or against any liability which would otherwise be imposed upon such party by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties hereunder. The Trust, the Owner Trustee, the Depositor, the Servicer, the Collateral Agent, the Indenture Trustee and any director, officer, employee or agent of such Person may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder.

                  Section 10.02 Acts of Noteholders. (a) Except as otherwise specifically provided herein, whenever Noteholder action, consent or approval is required under this Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Noteholders if the Majority Noteholders or the Note Insurer agrees to take such action or give such consent or approval.

                  (b) The death or incapacity of any Noteholder shall not operate to terminate this Agreement or the Trust, nor entitle such Noteholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  (c) No Noteholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Notes, be construed so as to constitute the Noteholders from time to time as partners or members of an association; nor shall any Noteholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  Section 10.03 Amendment. (a) This Agreement may be amended from time to time by the Owner Trustee, on behalf of the Trust, the Servicer, the Depositor, the Collateral Agent and the Indenture Trustee by written agreement, upon the prior written consent of the Note Insurer, without notice to or consent of the Noteholders to cure any ambiguity, to correct or supplement any provisions herein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, at the expense of the party requesting the change, delivered to the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder; and provided further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Note without the consent of such Noteholder, or change the rights or obligations of any other party hereto without the consent of such party. The Indenture Trustee shall give prompt written notice to the Rating Agencies of any amendment made pursuant to this
Section 10.03.

                  (b) This Agreement may be amended from time to time by the Owner Trustee, on behalf of the Trust, the Servicer, the Depositor, the Collateral Agent and the Indenture Trustee, with the consent of the Note Insurer, the Majority Noteholders and the Holders of the majority of the Percentage Interest in the Trust Certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Class of Notes without the consent of the Holders of such Class of Notes or reduce the percentage for the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of such Class of Notes affected thereby.

                  (c) It shall not be necessary for the consent of Holders under this Section 10.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

                  Section 10.04 Recordation of Agreement. To the extent permitted by applicable law, this Agreement, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Noteholders' expense on direction and at the expense of Majority Noteholders requesting such recordation, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Noteholders or is necessary for the administration or servicing of the Mortgage Loans.

                  Section 10.05 Duration of Agreement. This Agreement shall continue in existence and effect until terminated as herein provided.

                  Section 10.06 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to (i) in the case of the Servicer, the Subservicers, the Originators or the Unaffiliated Seller, addressed to such Person, c/o American Business Financial Services, Inc., Balapointe Office Centre, 111 Presidential Boulevard, Suite 127, Bala Cynwyd, Pennsylvania 19004, Attention: General Counsel; (ii) in the case of the Trust, ABFS Mortgage Loan Trust 1999-2, c/o the Owner Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration; (iii) in the case of the Collateral Agent, Chase Bank of Texas, N.A., at its Corporate Trust Office, Attention: Document Custody Manager; (iv) in the case of the Indenture Trustee, c/o The Chase Manhattan Bank, 450 W. 33rd Street, New York, New York, 10001, Attention: Capital Markets Fiduciary Services, telephone (212) 946-3246, telecopy (212) 946-8191; (v) in the case of the Depositor or the Underwriter, Prudential Securities Secured Financing Corporation or Prudential Securities Incorporated, One New York Plaza, New York, New York 10292,
Attention: Managing Director- Asset Backed Finance Group; (vi) in the case of the Note Insurer, Financial Security Assurance Inc., 350 Park Avenue, New York, New York 10022 Attention: Surveillance Department (in each case in which notice or other communication to the Note Insurer refers to an Event of Default, a Servicer Event of Default or a claim on the Note Insurance Policy or with respect to which failure on the part of the Note Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of each of the General Counsel and the Head- Financial Guaranty Group, and shall be marked to indicate "URGENT MATERIAL ENCLOSED"); (vii) in the case of Standard & Poor's Rating Services, 55 Water Street, New York, New York 10041 Attention: Residential Mortgage Surveillance Group; (viii) in the case of Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007 Attention: Home Equity Monitoring Group; and (ix) in the case of the Noteholders, as set forth in the Note Register. Any such notices shall be deemed to be effective with respect to any party hereto upon the receipt of such notice by such party, except that notices to the Noteholders shall be effective upon mailing or personal delivery.

                  Section 10.07 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement.

                  Section 10.08 No Partnership. Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for the Noteholders.

                  Section 10.09 Counterparts. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

                  Section 10.10 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Trust, the Servicer, the Depositor, the Indenture Trustee, the Collateral Agent and the Noteholders and their respective successors and permitted assigns.

                  Section 10.11 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

                  Section 10.12 The Note Insurer Default. Any right conferred to the Note Insurer shall be suspended during any period in which a Note Insurer Default exists. At such time as the Notes are no longer outstanding hereunder, and no amounts owed to the Note Insurer hereunder remain unpaid, the Note Insurer's rights hereunder shall terminate.

                  Section 10.13 Third Party Beneficiary. The parties agree that each of the Owner Trustee, the Unaffiliated Seller and the Note Insurer is intended and shall have all rights of a third-party beneficiary of this Agreement.

                  Section 10.14 Intent of the Parties. It is the intent of the parties hereto and Noteholders that, for federal income taxes, state and local income or franchise taxes and other taxes imposed on or measured by income, the Notes be treated as debt. The parties to this Agreement and the Holder of each Note, by acceptance of its Note, and each Beneficial Owner thereof, agree to treat, and to take no action inconsistent with the treatment of, the related Notes in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

                  Section 10.15 GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

                  (b) THE TRUST, THE SERVICER, THE DEPOSITOR, THE COLLATERAL AGENT AND THE INDENTURE TRUSTEE HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE ADDRESS SET FORTH IN SECTION
10.06 HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. THE TRUST, THE DEPOSITOR, THE SERVICER, THE COLLATERAL AGENT AND THE INDENTURE TRUSTEE EACH HEREBY WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY

OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION 10.15 SHALL AFFECT THE RIGHT OF THE TRUST, THE DEPOSITOR, THE SERVICER, THE COLLATERAL AGENT OR THE INDENTURE TRUSTEE TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT ANY OF THEIR RIGHTS TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY OTHER JURISDICTION.

                  (c) THE TRUST, THE DEPOSITOR, THE SERVICER, THE COLLATERAL AGENT AND THE INDENTURE TRUSTEE EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, the Servicer, the Trust, the Indenture Trustee, the Collateral Agent and the Depositor have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                          PRUDENTIAL SECURITIES SECURED
                                           FINANCING CORPORATION, as Depositor


                                            By:________________________________
                                                   Name:
                                                   Title:

                                            ABFS MORTGAGE LOAN TRUST 1999-2

                                            By:    FIRST UNION TRUST COMPANY,
                                                   NATIONAL ASSOCIATION, not
                                                   in its individual capacity,
                                                   but solely as Owner
                                                   Trustee under the Trust
                                                   Agreement


                                            By:________________________________
                                                   Name:
                                                   Title:

                                            AMERICAN BUSINESS CREDIT, INC., as
                                              Servicer


                                            By:_________________________________
                                                   Name:
                                                   Title:

                                            THE CHASE MANHATTAN BANK, as
                                               Indenture Trustee


                                            By:_________________________________
                                                   Name:
                                                   Title:

                                            CHASE BANK OF TEXAS, N.A., as
                                              Collateral Agent


                                            By:_________________________________
                                                   Name:
                                                   Title

                [Signature Page to Sale and Servicing Agreement]

                                TABLE OF CONTENTS

                                                                                                               Page
Article I. DEFINITIONS............................................................................................1

   Section 1.01      Certain Defined Terms........................................................................1
   Section 1.02      Provisions of General Application............................................................1
   Section 1.03      Business Day Certificate.....................................................................2

Article II. SALE AND CONVEYANCE OF THE MORTGAGE LOANS.............................................................2

   Section 2.01      Purchase and Sale of Initial Mortgage Loans..................................................2
   Section 2.02      Purchase and Sale of Subsequent Mortgage Loans...............................................3
   Section 2.03      Purchase Price...............................................................................3
   Section 2.04      Possession of Mortgage Files; Access to Mortgage Files.......................................4
   Section 2.05      Delivery of Mortgage Loan Documents..........................................................4
   Section 2.06      Acceptance of the Trust Estate; Certain Substitutions; Certification by the
                     Collateral Agent.............................................................................7
   Section 2.07      Grant of Security Interest...................................................................9
   Section 2.08      Further Action Evidencing Assignments.......................................................10
   Section 2.09      Assignment of Agreement.....................................................................10

Article III. REPRESENTATIONS AND WARRANTIES......................................................................10

   Section 3.01      Representations of the Servicer.............................................................10
   Section 3.02      Representations, Warranties and Covenants of the Depositor..................................12
   Section 3.03      Representations, Warranties and Covenants of the Collateral Agent...........................13
   Section 3.04      Representations, Warranties and Covenants of the Indenture Trustee..........................14

Article IV. THE MORTGAGE LOANS...................................................................................14

   Section 4.01      Representations and Warranties Concerning the Mortgage Loans................................14
   Section 4.02      Purchase and Substitution...................................................................15

Article V. ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS....................................................16

   Section 5.01      The Servicer................................................................................16
   Section 5.02      Collection of Certain Mortgage Loan Payments; Collection Account............................17
   Section 5.03      Permitted Withdrawals from the Collection Account...........................................18
   Section 5.04      Hazard Insurance Policies; Property Protection Expenses.....................................19
   Section 5.05      Assumption and Modification Agreements......................................................20
   Section 5.06      Realization Upon Defaulted Mortgage Loans...................................................21
   Section 5.07      Indenture Trustee to Cooperate..............................................................22
   Section 5.08      Servicing Compensation; Payment of Certain Expenses by Servicer.............................22
   Section 5.09      Annual Statement as to Compliance...........................................................22
   Section 5.10      Annual Independent Public Accountants' Servicing Report.....................................23
   Section 5.11      Access to Certain Documentation.............................................................23
   Section 5.12      Maintenance of Fidelity Bond................................................................23
   Section 5.13      The Subservicers............................................................................23
   Section 5.14      Reports to the Indenture Trustee; Collection Account Statements.............................24


                                       i


   Section 5.15      Optional Purchase of Defaulted Mortgage Loans...............................................24
   Section 5.16      Reports to be Provided by the Servicer......................................................25
   Section 5.17      Adjustment of Servicing Compensation in Respect of Prepaid Mortgage Loans...................26
   Section 5.18      Periodic Advances; Special Advance..........................................................26
   Section 5.19      Indemnification; Third Party Claims.........................................................27
   Section 5.20      Maintenance of Corporate Existence and Licenses; Merger or Consolidation of the
                     Servicer....................................................................................28
   Section 5.21      Assignment of Agreement by Servicer; Servicer Not to Resign.................................28
   Section 5.22      Periodic Filings with the Securities and Exchange Commission; Additional Information........29

Article VI. APPLICATION OF FUNDS.................................................................................29

   Section 6.01      Deposits to the Distribution Account........................................................29
   Section 6.02      Collection of Money.........................................................................29
   Section 6.03      Application of Principal and Interest.......................................................30
   Section 6.04      Information Concerning the Mortgage Loans...................................................30
   Section 6.05      Compensating Interest.......................................................................30
   Section 6.06      Effect of Payments by the Note Insurer; Subrogation.........................................30

Article VII. SERVICER DEFAULT....................................................................................31

   Section 7.01      Servicer Events of Default..................................................................31
   Section 7.02      Indenture Trustee to Act; Appointment of Successor..........................................33
   Section 7.03      Waiver of Defaults..........................................................................35
   Section 7.04      Rights of the Note Insurer to Exercise Rights of the Noteholders............................35
   Section 7.05      Indenture Trustee To Act Solely with Consent of the Note Insurer............................36
   Section 7.06      Mortgage Loans, Trust Estate and Accounts Held for Benefit of the Note Insurer..............36
   Section 7.07      Note Insurer Default........................................................................36

Article VIII. TERMINATION........................................................................................37

   Section 8.01      Termination.................................................................................37
   Section 8.02      Additional Termination Requirements.........................................................38
   Section 8.03      Accounting Upon Termination of Servicer.....................................................38
   Section 8.04      Retention and Termination of the Servicer...................................................38

Article IX. THE COLLATERAL AGENT.................................................................................39

   Section 9.01      Duties of the Collateral Agent..............................................................39
   Section 9.02      Certain Matters Affecting the Collateral Agent..............................................40
   Section 9.03      Collateral Agent Not Liable for Notes or Mortgage Loans.....................................41
   Section 9.04      Collateral Agent May Own Notes..............................................................42
   Section 9.05      Collateral Agent's Fees and Expenses; Indemnity.............................................42
   Section 9.06      Eligibility Requirements for Collateral Agent...............................................42
   Section 9.07      Resignation and Removal of the Collateral Agent.............................................43
   Section 9.08      Successor Collateral Agent..................................................................43


   Section 9.09      Merger or Consolidation of Collateral Agent.................................................44

Article X. MISCELLANEOUS PROVISIONS..............................................................................44

   Section 10.01     Limitation on Liability.....................................................................44
   Section 10.02     Acts of Noteholders.........................................................................44
   Section 10.03     Amendment...................................................................................45
   Section 10.04     Recordation of Agreement....................................................................45
   Section 10.05     Duration of Agreement.......................................................................46
   Section 10.06     Notices.....................................................................................46
   Section 10.07     Severability of Provisions..................................................................46
   Section 10.08     No Partnership..............................................................................46
   Section 10.09     Counterparts................................................................................47
   Section 10.10     Successors and Assigns......................................................................47
   Section 10.11     Headings....................................................................................47
   Section 10.12     The Note Insurer Default....................................................................47
   Section 10.13     Third Party Beneficiary.....................................................................47
   Section 10.14     Intent of the Parties.......................................................................47
   Section 10.15     GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL................................47

EXHIBITS

EXHIBIT A            Contents of the Mortgage File
EXHIBIT B            Indenture Trustee's Acknowledgement of Receipt
EXHIBIT C            Collateral Agent's Acknowledgement of Receipt
EXHIBIT D            Initial Certification of Collateral Agent
EXHIBIT E            Final Certification of Collateral Agent
EXHIBIT F            Request for Release of Documents
EXHIBIT G            Form of Subsequent Contribution Agreement

SCHEDULES

SCHEDULE I           Mortgage Loan Schedule


                                                                      SCHEDULE I

                             MORTGAGE LOAN SCHEDULE

               [See Schedule I to Unaffiliated Seller's Agreement]

                                                                      APPENDIX I

                                  DEFINED TERMS

                          [See Appendix I to Indenture]

                    EXHIBITS TO SALE AND SERVICING AGREEMENT

                                                                       EXHIBIT A

                          CONTENTS OF THE MORTGAGE FILE

                  With respect to each Mortgage Loan, the Mortgage File shall include each of the following items (copies to the extent the originals have been delivered to the Collateral Agent, on behalf of the Indenture Trustee, for the benefit of the Noteholders and the Note Insurer, pursuant to Section 2.05 of the Sale and Servicing Agreement), all of which shall be available for inspection by the Noteholders, to the extent required by applicable laws:

The original Mortgage Note, with all prior and intervening endorsements showing a complete chain of endorsements from the originator of the Mortgage Loan to the Person so endorsing the Mortgage Loan to the Trustee, endorsed by such Person "Pay to the order of ________________ without recourse" and signed, by facsimile or manual signature, in the name of the Unaffiliated Seller by a Responsible Officer. Either: (i) the original Mortgage, and related power of attorney, if any, with evidence of recording thereon, or (ii) a copy of the Mortgage and related power of attorney, if any, certified as a true copy of the original Mortgage or power of attorney by a Responsible Officer of the Unaffiliated Seller on the face of such copy substantially as follows: "certified true and correct copy of original which has been transmitted for recordation." Either:
(i) The original Assignment of Mortgage in recordable form in blank or (ii) a copy of the Assignment of Mortgage certified as a true copy of the original Assignment of Mortgage by a Responsible Officer of the Unaffiliated Seller on the face of such copy substantially as follows: "certified true and correct copy of original which has been transmitted for recordation." Any such Assignments of Mortgage may be made by blanket assignments for Mortgage Loans secured by the Mortgaged Properties located in the same county, if permitted by applicable law. The original lender's policy of title insurance or a true copy thereof, or if such original lender's title insurance policy has been lost, a copy thereof certified by the appropriate title insurer to be true and complete, or if such lender's title insurance policy has not been issued as of the Closing Date, a marked up commitment (binder) to issue such policy. All original intervening assignments, if any, showing a complete chain of assignments from the originator to the related Originator, including any recorded warehousing assignments, with evidence of recording thereon, certified by a Responsible Officer of the related Originator by facsimile or manual signature as a true copy of the original of such intervening assignments. Originals of all assumption, written assurance, substitution and modification agreements, if any.

                                                                       EXHIBIT B

                  INDENTURE TRUSTEE'S ACKNOWLEDGMENT OF RECEIPT


                                            June __, 1999

Prudential Securities Secured              American Business Credit, Inc.
  Financing Corporation                    BalaPointe Office Centre
One New York Plaza                         111 Presidential Boulevard, Suite 127
New York, New York 10292                   Bala Cynwyd, Pennsylvania 19004

Chase Bank of Texas, N.A.,                 Financial Security Assurance Inc.
  as Collateral Agent                      350 Park Avenue
801 West Green Road, Suite 200             New York, New York 10022
Houston, TX 77067

                  Re: Sale and Servicing Agreement, dated as of June 1, 1999 among Prudential Securities Secured Financing Corporation, as Depositor, ABFS Mortgage Loan Trust 1999-2, American Business Credit, Inc., as Servicer, The Chase Manhattan Bank, as Indenture Trustee, and Chase Bank of Texas, N.A., as Collateral Agent

Ladies and Gentlemen:

                  In accordance with Section 2.06 of the above-captioned Sale and Servicing Agreement, the undersigned, as Indenture Trustee, hereby acknowledges receipt by it in good faith without notice of adverse claims, of
(x) the Original Pre-Funded Amount and the Original Capitalized Interest Amount for both Pool I and Pool II and (y) the Note Insurance Policy, and declares that it holds and will hold such Accounts and the Note Insurance Policy in trust for the exclusive use and benefit of all present and future Noteholders.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in Appendix I to the Indenture, dated as of June 1, 1999, by and between ABFS Mortgage Loan Trust 1999-2 and the Indenture Trustee.

                                                     THE CHASE MANHATTAN BANK,
                                                           as Trustee


                                                     By:________________________
                                                           Name:
                                                           Title:

                                                                       EXHIBIT C

                  COLLATERAL AGENT'S ACKNOWLEDGEMENT OF RECEIPT

                                           June __, 1999

Prudential Securities Secured             American Business Credit, Inc.
  Financing Corporation                   BalaPointe Office Centre
One New York Plaza                        111 Presidential Boulevard, Suite 127
New York, New York 10292                  Bala Cynwyd, Pennsylvania 19004

The Chase Manhattan Bank,                 Financial Security Assurance Inc.
  as Indenture Trustee                    350 Park Avenue
450 W. 33rd Street                        New York, New York 10022
New York, New York 10001


                  Re: Sale and Servicing Agreement, dated as of June 1, 1999 among Prudential Securities Secured Financing Corporation, as Depositor, ABFS Mortgage Loan Trust 1999-2, American Business Credit, Inc., as Servicer, The Chase Manhattan Bank, as Indenture Trustee, and Chase Bank of Texas, N.A., as Collateral Agent

Ladies and Gentlemen:

                  In accordance with Section 2.06 of the above-captioned Sale and Servicing Agreement, the undersigned, as Collateral Agent, hereby acknowledges receipt by it in good faith without notice of adverse claims, subject to the provisions of Sections 2.04 and 2.05 of the Sale and Servicing Agreement (as such provisions relate to the Initial Mortgage Loans), of, with respect to each of the Initial Mortgage Loans, the Mortgage File containing the original Mortgage Note, except with respect to the list of exceptions attached hereto, and based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage Note, and declares that it holds and will hold such documents and the other documents delivered to it constituting the Indenture Trustee's Mortgage Files, and that it holds or will hold all such assets and such other assets included in the definition of "Trust Estate" that are delivered to it, on behalf of the Indenture Trustee, in trust for the exclusive use and benefit of all present and future Noteholders and the Note Insurer.

                  The Collateral Agent has made no independent examination of any such documents beyond the review specifically required in the above-referenced Sale and Servicing Agreement. The Collateral Agent makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any such documents or any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

                  The Schedule of Mortgage Loans is attached to this Receipt.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in Appendix I to the Indenture, dated as of June 1, 1999, by and between ABFS Mortgage Loan Trust 1999-2 and the Indenture Trustee.


                                                     CHASE BANK OF TEXAS, N.A.,
                                                            as Collateral Agent


                                                     By:_______________________
                                                            Name:
                                                            Title:

                    INITIAL CERTIFICATION OF COLLATERAL AGENT

                                                   ______________, 1999


Prudential Securities Secured            American Business Credit, Inc.
  Financing Corporation                  BalaPointe Office Centre
One New York Plaza                       111 Presidential Boulevard, Suite 127
New York, New York 10292                 Bala Cynwyd, Pennsylvania 19004

The Chase Manhattan Bank,                Financial Security Assurance Inc.
  as Indenture Trustee                   350 Park Avenue
450 W. 33rd Street                       New York, New York 10022
New York, New York 10001

                  Re: Sale and Servicing Agreement, dated as of June 1, 1999 among Prudential Securities Secured Financing Corporation, as Depositor, ABFS Mortgage Loan Trust 1999-2, American Business Credit, Inc., as Servicer, The Chase Manhattan Bank, as Indenture Trustee, and Chase Bank of Texas, N.A., as Collateral Agent

Ladies and Gentlemen:

                  In accordance with the provisions of Section 2.06 of the above-referenced Sale and Servicing Agreement, the undersigned, as Collateral Agent, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the attachment hereto), it has reviewed the documents delivered to it pursuant to Section 2.05 of the Sale and Servicing Agreement and has determined that (i) all documents required to be delivered to it pursuant to Section 2.05 of the above-referenced Sale and Servicing Agreement are in its possession, (ii) such documents have been reviewed by it and appear regular on their face and have not been mutilated, damaged, torn or otherwise physically altered (handwritten additions, changes or corrections do not constitute physical alteration if they reasonably appear to have been initialed by the Mortgagor) appears regular on its face and relates to such Mortgage Loan and (iii) based on its examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule as to the information in clauses (i), (ii),
(v) and (vi) of the definition of "Mortgage Loan Schedule" respecting such Mortgage Loan accurately reflects the information set forth in Indenture Trustee's Mortgage File. The Collateral Agent has made no independent examination of such documents beyond the review specifically required in the above-referenced Sale and Servicing Agreement. The Collateral Agent makes no representations as to: (x) the validity, legality, enforceability or genuineness of any such documents contained in each or any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (y) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.


                                      D-1

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Sale and Servicing Agreement.

                                                     CHASE BANK OF TEXAS, N.A.,
                                                           as Collateral Agent


                                                     By:_______________________
                                                           Name:
                                                           Title:

                     FINAL CERTIFICATION OF COLLATERAL AGENT


                                                    ________________, 1999

Prudential Securities Secured             American Business Credit, Inc.
  Financing Corporation                   BalaPointe Office Centre
One New York Plaza                        111 Presidential Boulevard, Suite 127
New York, New York 10292                  Bala Cynwyd, Pennsylvania 19004

The Chase Manhattan Bank,                 Financial Security Assurance Inc.
  as Indenture Trustee                    350 Park Avenue
450 W. 33rd Street                        New York, New York 10022
New York, New York 10001

                  Re: Sale and Servicing Agreement, dated as of June 1, 1999 among Prudential Securities Secured Financing Corporation, as Depositor, ABFS Mortgage Loan Trust 1999-2, American Business Credit, Inc., as Servicer, The Chase Manhattan Bank, as Indenture Trustee, and Chase Bank of Texas, N.A., as Collateral Agent

Ladies and Gentlemen:

                  In accordance with the provisions of Section 2.06 of the above-referenced Sale and Servicing Agreement, the undersigned, as Collateral Agent, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the attachment hereto), it has reviewed the documents delivered to it pursuant to Section 2.05 of the Sale and Servicing Agreement and has determined that (i) all documents required to be delivered to it pursuant to Section 2.05 of the above-referenced Sale and Servicing Agreement are in its possession, (ii) such documents have been reviewed by it and appear regular on their face and have not been mutilated, damaged, torn or otherwise physically altered (handwritten additions, changes or corrections do not constitute physical alteration if they reasonably appear to have been initialed by the Mortgagor) appears regular on its face and relates to such Mortgage Loan and (iii) based on its examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule respecting such Mortgage Loan accurately reflects the information set forth in the Indenture Trustee's Mortgage File. The Collateral Agent has made no independent examination of such documents beyond the review specifically required in the above-referenced Sale and Servicing Agreement. The Collateral Agent makes no representations as to: (x) the validity, legality, enforceability or genuineness of any such documents contained in each or any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (y) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Sale and Servicing



                                      E-1
Agreement.

                                                     CHASE BANK OF TEXAS, N.A.,
                                                           as Collateral Agent


                                                     By:________________________
                                                           Name:
                                                           Title:

                                                                       EXHIBIT F

                        REQUEST FOR RELEASE OF DOCUMENTS


                                                               ----------------,

Chase Bank of Texas, N.A.,
     as Collateral Agent
801 West Greens Road, Suite 200
Houston, Texas 77067

The Chase Manhattan Bank,
     as Indenture Trustee
450 W. 33rd Street
New York, NY 10001

                  Re: Sale and Servicing Agreement, dated as of June 1, 1999 among Prudential Securities Secured Financing Corporation, as Depositor, ABFS Mortgage Loan Trust 1999-2, American Business Credit, Inc., as Servicer, The Chase Manhattan Bank, as Indenture Trustee, and Chase Bank of Texas, N.A., as Collateral Agent

                  In connection with the administration of the pool of Mortgage Loans held by Chase Bank of Texas, N.A., as Collateral Agent, on behalf of The Chase Manhattan Bank, as Indenture Trustee, for the benefit of the Noteholders and the Note Insurer, we request the release, and acknowledge receipt, of the (Indenture Trustee's Mortgage File/[specify document]) for the Mortgage Loan described below, for the reason indicated.

Mortgagor's Name, Address & Zip Code:
-------------------------------------



Mortgage Loan Number:
---------------------


Reason for Requesting Documents (check one)
-------------------------------------------
____   1.   Mortgage Loan Paid in Full
                           (Servicer hereby certifies that all amounts received in connection therewith have been credited to the Collection Account.)

____  2.    Mortgage Loan Liquidated
                           (Servicer hereby certifies that all proceeds of foreclosure, insurance or other liquidation have been finally received and credited to the Collection Account.)

____  3.    Mortgage Loan in Foreclosure

____  4.    Mortgage Loan Repurchased Pursuant to Section 5.18 of the Sale and
            Servicing Agreement.

____  5.    Mortgage Loan Repurchased or Substituted pursuant to Article II or
            III of the Sale and Servicing Agreement (Servicer hereby certifies that the repurchase price or Substitution Adjustment has been credited to the related Distribution Account and that the substituted mortgage loan is a Qualified Substitute Mortgage Loan.)

____  6.    Other (explain)____________________________________________________

                  If box 1 or 2 above is checked, and if all or part of the Indenture Trustee's Mortgage File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above specified Mortgage Loan.

                  If box 3, 4, 5 or 6 above is checked, upon our return of all of the above documents to the Collateral Agent, please acknowledge your receipt by signing in the space indicated below, and returning this form.

                                                 AMERICAN BUSINESS CREDIT, INC.,
                                                           as Servicer


                                                 By:____________________________
                                                     Name:
                                                     Title:

Documents returned to Collateral Agent:

CHASE BANK OF TEXAS, N.A.,
      as Collateral Agent



By:______________________
      Name:
      Title:
      Date:

                                                                       EXHIBIT G

                    FORM OF SUBSEQUENT CONTRIBUTION AGREEMENT

         This SUBSEQUENT CONTRIBUTION AGREEMENT, dated as of ________, 1999 (the "Subsequent Transfer Date"), is entered into by and between PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION, as depositor (the "Depositor"), and the ABFS MORTGAGE LOAN TRUST 1999-2 (the "Trust").

                              W I T N E S S E T H:

         Reference is hereby made to (x) that certain Sale and Servicing Agreement, dated as of June 1, 1999 (the "Sale and Servicing Agreement"), by and among the Depositor and the Trust, and (y) that certain Indenture, dated as of June 1, 1999 (the "Indenture"), by and between the Trust and The Chase Manhattan Bank, as indenture trustee (the "Indenture Trustee"). Pursuant to the Sale and Servicing Agreement, the Depositor has agreed to sell, assign and transfer, and the Trust has agreed to accept, from time to time, Subsequent Mortgage Loans (as defined below). The Sale and Servicing Agreement provides that each such sale of Subsequent Mortgage Loans be evidenced by the execution and delivery of a Subsequent Contribution Agreement such as this Subsequent Contribution Agreement.

         The assets sold to the Trust pursuant to this Subsequent Contribution Agreement consist of (a) the Subsequent Mortgage Loans in Pool I and Pool II listed in the Mortgage Loan Schedule attached hereto (including property that secures a Subsequent Mortgage Loan that becomes an REO Property), including the related Mortgage Files delivered or to be delivered to the Collateral Agent, on behalf of the Indenture Trustee, including all payments of principal received, collected or otherwise recovered after the Subsequent Cut-Off Date for each Subsequent Mortgage Loan, all payments of interest accruing on each Subsequent Mortgage Loan after the Subsequent Cut-Off Date therefor whenever received and all other proceeds received in respect of such Subsequent Mortgage Loans, (b) the Insurance Policies relating to the Subsequent Mortgage Loans, and (c) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid assets, including, without limitation, all insurance proceeds and condemnation awards.

         The "Subsequent Mortgage Loans" are those listed on the Schedule of Mortgage Loans attached hereto. The Aggregate Principal Balance of such Subsequent Mortgage Loans as of the Subsequent Cut-Off Date is $__________ in Pool I and $__________ in Pool II.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

         Section 1. Definitions. For the purposes of this Subsequent Contribution Agreement, capitalized terms used herein but not otherwise defined shall have the respective meanings assigned to such terms in Appendix I to the Indenture.

         Section 2. Sale, Assignment and Transfer. In consideration of the receipt of $_________ (such amount being approximately 100% of the Aggregate Principal Balance of the Subsequent Mortgage Loans) from the Trust, the Depositor hereby sells, assigns and transfers to the Trust, without recourse, all of its right, title and interest in, to, and under the Subsequent Mortgage Loans and related assets described above, whether now existing or hereafter arising.

         In connection with such sale, assignment and transfer, the Originators and the Unaffiliated Seller shall satisfy the document delivery requirements set forth in Section 2.05 of the Sale and Servicing Agreement with respect to each Subsequent Mortgage Loan.

         Section 3. Representations and Warranties of Concerning the Subsequent Mortgage Loans. With respect to each Subsequent Mortgage Loan, the Depositor hereby assigns each of the representations and warranties made by the Originators and the Unaffiliated Seller in Section 3 of the Subsequent Transfer Agreement, on which the Trust relies in accepting the pledge of the Subsequent Mortgage Loans. Such representations and warranties speak as of the Subsequent Transfer Date unless otherwise indicated, and shall survive each sale, assignment, transfer and conveyance of the respective Subsequent Mortgage Loans to the Trust.

         Section 4. Repurchase of Subsequent Mortgage Loans. Upon discovery by any of the Depositor, the Unaffiliated Seller, an Originator, the Indenture Trustee, the Servicer (on behalf of the Trust), the Note Insurer or any Noteholder of a breach of any of the representations and warranties made by the Originators and the Unaffiliated Seller pursuant to Section 3.03 of the Unaffiliated Seller's Agreement or this Section 3, the party discovering such breach shall give prompt written notice to such other Person; provided, that the Indenture Trustee shall have no duty to inquire or to investigate the breach of any such representations and warranties. The Originators and the Unaffiliated Seller will be obligated to repurchase a Subsequent Mortgage Loan which breaches a representation or warranty in accordance with the provisions of Section 4.02 of the Sale and Servicing Agreement or to indemnify as described in Section 3.05(g) of the Unaffiliated Seller's Agreement. Such repurchase and indemnification obligation of the Originators and the Unaffiliated Seller shall constitute the sole remedy against the Originators and the Unaffiliated Seller, and the Trust for such breach available to the Servicer, the Trust, the Indenture Trustee, the Note Insurer and the Noteholders.

         Section 5. Amendment. This Subsequent Contribution Agreement may be amended from time to time by the Depositor and the Trust only with the prior written consent of the Note Insurer (or, in the event of a Note Insurer Default, the Majority Holders).

         Section 6. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS SUBSEQUENT CONTRIBUTION AGREEMENT AND ANY AMENDMENT HEREOF PURSUANT TO SECTION 5 SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUBSEQUENT CONTRIBUTION AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM THEREIN.



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


         Section 7. Counterparts. This Subsequent Contribution Agreement may be executed in counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which shall constitute one and the same instrument.

         Section 8. Binding Effect; Third-Party Beneficiaries. This Subsequent Contribution Agreement will inure to the benefit of and be binding upon the parties hereto, the Note Insurer, the Noteholders, and their respective successors and permitted assigns.

         Section 9. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

         Section 10. Exhibits. The exhibits attached hereto and referred to herein shall constitute a part of this Subsequent Contribution Agreement and are incorporated into this Subsequent Contribution Agreement for all purposes.

         Section 11. Intent of the Parties; Security Agreement. The Depositor and the Trust intend that the conveyance of all right, title and interest in and to the Subsequent Mortgage Loans and related assets described above by the Depositor to the Trust pursuant to this Subsequent Contribution Agreement shall be, and be construed as, a sale of the Subsequent Mortgage Loans from the Depositor to the Trust. It is, further, not intended that such conveyances be deemed to be pledges of the Subsequent Mortgage Loans by the Depositor to the Trust to secure a debt or other obligation of the Depositor. However, in the event that the Subsequent Mortgage Loans are held to be property of the Depositor, or if for any reason this Subsequent Contribution Agreement is held or deemed to create a security interest in the Subsequent Mortgage Loans, then it is intended that: (a) this Subsequent Contribution Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyance provided for in this Subsequent Contribution Agreement shall be deemed to be a grant by the Depositor to the Trust of a security interest in all of the Depositor's right, title and interest, whether now owned or hereafter acquired, in and to the Subsequent Mortgage Loans and related assets described above. The Depositor shall, to the extent consistent with this Subsequent Contribution Agreement, take such reasonable actions as may be necessary to ensure that, if this Subsequent Contribution Agreement were deemed to create a security interest in the Subsequent Mortgage Loans and the other property described above, such interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Subsequent Contribution Agreement.

                  [Remainder of Page Intentionally Left Blank]


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



         IN WITNESS WHEREOF, the Depositor and the Trust have caused this Subsequent Contribution Agreement to be duly executed by their respective officers as of the day and year first above written.

                                           ABFS MORTGAGE LOAN TRUST 1999-2

                                           By:    FIRST UNION TRUST COMPANY,
                                                  NATIONAL ASSOCIATION, not in
                                                  its individual capacity,
                                                  but solely as Owner Trustee


                                           By:________________________________
                                                  Name:
                                                  Title:


                                           PRUDENTIAL SECURITIES SECURED
                                              FINANCING CORPORATION


                                           By:________________________________
                                                  Title:

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